Filed Pursuant to Rule 424(b)(5)
Registration No. 333-173098

PROSPECTUS SUPPLEMENT
(To Prospectus dated April 19, 2011)

DARA BIOSCIENCES, INC.

5,100,000 Shares of Common Stock

We are offering 5,100,000 shares of our common stock in this offering.  In a concurrent private placement, we are selling to purchasers of shares of our common stock in this offering one warrant to purchase one share of our common stock for each share purchased in this offering.  The warrants will be exercisable commencing six months after the date of issuance at an exercise price of $0.56 per share and will expire on the fifth anniversary of the date of exercisability.  The warrants and the shares of our common stock issuable upon the exercise of the warrants are not being registered under the Securities Act of 1933, as amended, or the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(c) promulgated thereunder.

Our common stock is quoted on the NASDAQ Capital Market under the symbol “DARA.” On October 21, 2013, the last reported sale price of our common stock on the NASDAQ Capital Market was $0.59 per share.

As of October 16, 2013, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $17.4 million, which amount is based on 25,148,580 shares of outstanding common stock held by non-affiliates and a per share price of $0.69 which was the closing sale price of our common stock as quoted on the NASDAQ Capital Market on October 2, 2013.  Following this offering, we will have sold securities with an aggregate market value of $5,735,326 pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

We are selling the shares of common stock offered hereby directly to investors.  We have retained Ladenburg Thalmann & Co. Inc. (the “Placement Agent”) to act as placement agent in connection with this offering to use its “reasonable best efforts” to solicit offers to purchase our common stock.  See “Plan of Distribution” beginning on page S-24 of this prospectus supplement for more information regarding these arrangements.

	Per Share	Total
Public offering price	$0.500	$2,550,000
Placement agent fees (1)	$0.035	$178,500
Proceeds, before expenses, to us	$0.465	$2,371,500

(1)	We have agreed to reimburse the Placement Agent for certain of their expenses as described under “Plan of Distribution” on page S-24 of this prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement for more information.

The Placement Agent is not purchasing or selling any shares of our common stock pursuant to this prospectus supplement or the accompanying prospectus, nor are we requiring any minimum purchase or sale of any specific number of shares of our common stock.  We expect that delivery of the shares of our common stock being offered pursuant to this prospectus supplement and the accompanying prospectus will be made to purchasers through the facilities of The Depository Trust Company on or about October 25, 2013.

Ladenburg Thalmann & Co. Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 22, 2013.

TABLE OF CONTENTS
Prospectus Supplement

TABLE OF CONTENTS
Prospectus

a-i

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any freewriting prospectus we have authorized to be delivered to you in connection with this offering. We have not authorized anyone to provide you with information that is different. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to you in connection with this offering is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any such free writing prospectus or of any sale of the shares of our common stock offered hereby. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to you in connection with this offering, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in the prospectus.

We are offering to sell, and are seeking offers to buy, the shares of our common stock offered hereby only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to you in connection with this offering and the offering of the shares of our common stock offered hereby in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to investors in connection with this offering must inform themselves about and observe any restrictions relating to the offering of the shares of our common stock offered hereby and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus outside the United States. This prospectus supplement, the accompanying prospectus and any free writing prospectus we authorize to be delivered to you in connection with this offering do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any of the shares of our common stock offered hereby by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

a-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “DARA,” the “Company,” “we,” “us” and “our” refer to DARA BioSciences, Inc. and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any free writing prospectus we authorize to be delivered to you in connection with this offering and the documents we have filed with the Securities and Exchange Commission that are incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “may,” “should,” “anticipate,” “estimate,” “expect,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management's present judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, risks and uncertainties relating to our current cash position and our need to raise additional capital in order to be able to continue to fund our operations, in addition to any net proceeds of this offering; the stockholder dilution that will result from this offering, and that may result from future capital raising efforts and the exercise or conversion, as applicable, of our outstanding options, warrants and convertible preferred stock; the potential that the proceeds of this offering may be used in a manner that may not improve our financial condition or market value; full-ratchet anti-dilution protection afforded investors in prior financing transactions that may restrict or prohibit our ability to raise capital on terms favorable to the Company and its current stockholders; the potential delisting of our common stock from the NASDAQ Capital Market; our limited operating history which may make it difficult to evaluate our business and future viability; our ability to retain our managerial personnel and to attract additional personnel; our ability to generate any revenue will depend on a small group of commercialized products; our ability to successfully partner our clinical stage assets as intended; the current regulatory environment in which we sell our products; the market acceptance of those products; dependence on partners and third-party manufacturers; successful performance under collaborative and other commercial agreements; potential product liability risks that could exceed our liability coverage; potential risks related to healthcare fraud and abuse laws; competition from other pharmaceutical companies, biotechnology companies and other research and academic institutions; the strength of our intellectual property, the intellectual property of others and any asserted claims of infringement, and any and other factors, including the risk factors identified in the documents we have filed, or will file, with the Securities and Exchange Commission. Please also see the discussion of risks and uncertainties under the caption “Risk Factors”, beginning on page S-10 of this prospectus supplement and page 4 of the accompanying prospectus.  You should also carefully consider the factors set forth in other reports or documents that we file from time to time with the Securities and Exchange Commission.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement, the accompanying prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the respective dates of this prospectus supplement, the accompanying prospectus or the date of the document incorporated by reference in this prospectus or the accompanying prospectus. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

In this prospectus supplement, the accompanying prospectus, any free writing prospectus we authorize to be delivered to you in connection with this offering and the documents incorporated by reference herein or therein, we refer to information regarding potential markets for our drug candidates and other industry data. We believe that all such information has been obtained from reliable sources that are customarily relied upon by companies in our industry. However, we have not independently verified any such information.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Before you decide to invest in our common stock, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Company Overview

DARA BioSciences, Inc. (NASDAQ: DARA) is a specialty pharmaceutical company primarily focused on the commercialization of oncology treatment and oncology supportive care pharmaceutical products. Through our acquisition of Oncogenerix, Inc., which occurred on January 17, 2012, we acquired exclusive U.S. marketing rights to our first commercial, FDA-approved proprietary product Soltamox® (tamoxifen citrate) oral solution. Soltamox® has been approved by the U.S. Food and Drug Administration (“FDA”) for the prevention and treatment of breast cancer. On September 7, 2012, we entered into a license agreement with Helsinn Healthcare SA (“Helsinn”) to distribute, promote, market and sell Gelclair®, a unique oral gel whose key ingredients are polyvinlypyrrolidone (PVP) and sodium hyaluronate (hyaluronic acid), for the treatment of certain approved indications in the United States.  Gelclair is an FDA-cleared product indicated for the treatment of oral mucositis. In addition, we have a marketing agreement with Innocutis Holdings, LLC pursuant to which we promote Bionect® (hyaluronic acid sodium salt, 0.2%) within the U.S. oncology and radiation oncology marketplace. Bionect has been cleared by the FDA for the management of irritation of the skin as well as first and second degree burns.

We have a clinical development asset, KRN5500, which is a Phase 2 product candidate targeted for treating cancer patients with painful treatment-refractory chronic chemotherapy induced peripheral neuropathy (CCIPN).  KRN5500 has been designated a Fast Track Drug by the FDA. We are looking to partner the drug with an established oncology development company to undertake and support further development costs.

As part of our strategic plan to focus on the commercialization of oncology treatment and oncology supportive care products, on June 17, 2013, we granted T3D Therapeutics, Inc. (“T3D”) the exclusive worldwide rights to develop and commercialize DB959, an oral, highly selective, dual PPAR (peroxisome proliferator activated receptor) nuclear receptor agonist, which we had previously developed through Phase 1 clinical trials for the treatment of diabetes and dyslipidemia.  Pursuant to our agreement with T3D, we received $250,000 in connection with the execution of the agreement and are to be paid another $250,000 no later than December 20, 2013.  We intend to use these license fees to eliminate $500,000 in existing liabilities associated with DB959.  The Company is also entitled to receive certain milestone payments upon achievement of certain development milestones by T3D.

In our sales and marketing efforts we are employing a multi-disciplinary approach to reach and educate health care providers, dispensers, patient advocacy groups, foundations, caregivers and patients directly. We believe we can accomplish this through utilization of our own specialized sales organization, innovative marketing programs, partnerships with specialty pharmacy providers, working with patient advocacy groups and foundations as well as collaborative arrangements with third party sales organizations. As we gain additional commercial experience with our current products, we may expand our sales force activities.

We continue to pursue other in-licensing opportunities for approved products.

Product Commercialization

Our primary focus is on the commercialization of the following types of oncology treatment and oncology supportive care pharmaceutical products:

●	Soltamox, an FDA-approved oral solution of tamoxifen citrate and other liquid formulation products; and

●
Cancer support therapeutics, including Gelclair, an FDA-cleared product indicated for the treatment of oral mucositis and Bionect, an FDA cleared product for the management of irritation of the skin as well as first and second degree burns.

Oral liquid formulations of FDA approved products

Oral liquids can provide an attractive and effective alternative to solid dose formulations for those patients with dysphagia, or difficulty swallowing, or those who simply prefer to take drug products in liquid form. Those suffering from dysphagia often have difficultly or experience pain when using oral tablet or capsule products and can benefit greatly from liquid formulations of drugs. In addition, breast cancer patients receiving chemotherapeutic agents are subject to oral mucositis, which makes liquid medical formulations preferable.

Soltamox®

Soltamox® (tamoxifen citrate) oral solution, our first proprietary, FDA approved product, is a drug primarily used to treat breast cancer. Soltamox is the only liquid formulation of tamoxifen available for sale in the United States. As a result of our acquisition of Oncogenerix, we became party to an exclusive license and distribution agreement with Rosemont Pharmaceuticals, Ltd., a U.K. based manufacturer, for exclusive rights to market Soltamox in the United States. Previously, Soltamox was marketed only in the U.K. and Ireland by Rosemont Pharmaceuticals, Ltd. Soltamox is protected by a U.S. issued patent which expires in June 2018. Under the License Agreement, the Company is obligated to meet minimum sales thresholds during the License Agreement’s seven-year term.  We launched Soltamox in the U.S. in the fourth quarter of 2012.

Soltamox is used primarily for the chronic treatment of breast cancer or for cancer prevention in certain susceptible breast cancer subgroups. The National Cancer Institute (NCI) estimated in 2012 that 229,060 women would be diagnosed with breast cancer and 39,920 women would die as a result of the disease. Tamoxifen therapy is generally indicated for breast cancer patients for up to 5 years.

In order to commercialize Soltamox, we have established a specialty commercial sales force which markets Soltamox to oncologists. Current physicians who prescribe tablet forms of tamoxifen in the United States are well known and easily identified by data sources such as IMS and Wolters Kluwer, providers of information services for the healthcare industry.

We are employing a multi-disciplinary approach to reach and educate health care providers, dispensers, patient advocacy groups, foundations, caregivers and patients directly. We believe we can accomplish this through utilization of a combination of our own specialized sales organization and independent sales representatives, tele-detailing, appropriate levels of product sampling, innovative marketing programs, partnerships with Specialty Pharmacy Providers, working with Patient Advocacy Groups and Foundations as well as collaborative arrangements with third party sales organizations. We have also initiated a registry survey called CAPTURE to gather information on compliance, adherence and preference for a liquid therapy among current tamoxifen patients.

Cancer support therapeutics

We are also focusing on the commercialization of cancer support therapeutics.

Gelclair®

On September 7, 2012, we entered into a distribution and license agreement with Helsinn Healthcare SA. The Company was granted an exclusive license to distribute, promote, market and sell Gelclair® for treatment of certain approved indications in the United States. Gelclair, a unique oral gel whose key ingredients are polyvinlypyrrolidone (PVP) and sodium hyaluronate (hyaluronic acid), is an FDA-cleared product indicated for the treatment of oral mucositis. Gelclair is protected by a U.S. issued patent which expires in 2021.  Under the License Agreement, the Company is obligated to meet minimum sales thresholds during the License Agreement’s ten-year term. The License Agreement also provides that the Company will receive exclusive rights to distribute, promote, market and sell Gelclair for an additional indication if Helsinn is able to obtain regulatory approval for such indication.  We launched Gelclair in the United States in April 2013.

Bionect®

On March 23, 2012, we entered into an Exclusive Marketing Agreement with Innocutis Holdings, LLC pursuant to which we promote Bionect® (hyaluronic acid sodium salt, 0.2%) within the U.S. oncology and radiation oncology marketplace. Bionect has been approved by the FDA for the management of irritation of the skin as well as first and second degree burns.  Previously, Bionect was promoted and sold by Innocutis only in the dermatology market. Bionect is currently being promoted and sold by Innocutis in the dermatology market.  Bionect is protected by a U.S. issued patent that expires in 2016.  The Company will be compensated by Innocutis for each unit sold in the U.S. oncology and radiation oncology market.  We began promoting Bionect in the U.S. oncology and radiation oncology market in the second quarter of 2012.

Clinical Stage Assets

While we have two clinical stage assets, we do not intend to further develop either asset on our own.  Our clinical stage assets are as follows:

●	KRN5500, a phase 2a drug targeted for treating painful treatment-refractory chronic chemotherapy induced peripheral neuropathy in cancer patients; and

●	DB959, a first-in-class drug candidate for the treatment of type 2 diabetes and dyslipidemia.

KRN5500

KRN5500 is a novel, non-narcotic/non-opioid intravenous product for the treatment of painful chronic chemotherapy induced peripheral neuropathy in patients with cancer. The drug has successfully completed a Phase 2a proof of concept study in patients with end-stage cancer and analgesia-resistant neuropathic pain where it showed statistically-significant pain reduction versus placebo (p = 0.03) using standardized pain test scores. There were no serious safety concerns although nausea and vomiting were a common occurrence. The FDA has designated KRN5500 a Fast Track drug, based on its potential usefulness in treating a serious medical condition and in fulfilling an unmet medical need. We have improved and simplified the formulation and manufactured new drug substance for the next clinical trial. We are working with the National Cancer Institute (NCI) to design an additional clinical trial under joint DARA-NCI auspices. Since KRN5500 would complement our portfolio of oncology treatment and supportive care pharmaceuticals, we are looking to partner the drug with an established oncology development company to undertake and support the cost for the Phase 2b program.

On November 8, 2012 we submitted a request seeking Orphan designation for KRN5500 to the Office of Orphan Products Development at the FDA. The orphan indication we are seeking is in cancer patients with painful treatment-refractory chronic chemotherapy induced peripheral neuropathy (CCIPN).  We are in communication with the FDA regarding this orphan application and have recently on September 10, 2013 provided them with additional information as requested.

DB959

DB959 comes from a family of PPAR alpha/delta/gamma agonists licensed from Bayer Pharmaceuticals Corporation. DB959 is an oral, highly selective, dual PPAR nuclear receptor agonist. The drug activates genes involved in the metabolism of sugars and fats, thereby improving the body’s ability to regulate both aspects of diabetes. DB959 has successfully completed Phase 1 trials, in which it demonstrated a good safety profile even when dosed at approximately 10 times the anticipated human dose.  DB959 is outside the scope of our therapeutic focus.  Accordingly, as part of our strategic plan to focus on the commercialization of oncology treatment and oncology supportive care products, on June 17, 2013, we granted T3D the exclusive worldwide rights to develop and commercialize DB959.  Pursuant to our agreement with T3D, we received $250,000 in connection with the execution of the agreement and are to be paid another $250,000 no later than December 20, 2013.  We intend to use these license fees to eliminate $500,000 in existing liabilities associated with DB959.  The Company is also entitled to receive certain milestone payments upon achievement of certain development milestones by T3D.

Corporate Information

DARA BioSciences, Inc. is a Delaware corporation incorporated on December 30, 1993.  Our executive offices are located at 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615, and our telephone number is (919) 872-5578. Our Internet address is www.darabio.com. The information on our website is not incorporated by reference into this prospectus supplement, and you should not consider it part of this prospectus supplement or the accompanying prospectus.

RECENT DEVELOPMENTS

MSKCC Announcement

On October 17, 2013, we announced that Memorial Sloan-Kettering Cancer Center placed Gelclair on its formulary as the exclusive therapeutic to treat oral mucositis.

Expected Entry into Material Agreements

We intend to enter into a Master Service Agreement, or the CSO Agreement, with Alamo Pharma Services, Inc., or Alamo, following the consummation of this offering, pursuant to which Alamo will provide us with a dedicated sales force for the promotion of Soltamox, Gelcair, Bionect and certain complementary products of Mission Pharmacal Company, or Mission.  Alamo is a wholly-owned subsidiary of Mission.  Concurrent with the CSO Agreement, we also intend to enter into related sales representative sharing agreement and co-promotion agreement (together with the CSO Agreement, the “Agreements”) with Mission and Alamo, whereby we will share the costs and expenses of the sales force with Mission.  Initially, the sales force will consist of 20 individuals.  Alamo will be responsible for the hiring, training, and compensation of the sales force and will provide certain sales support in connection therewith.  We will be responsible for the management of the sales force.  Under the terms of the Agreements, we will pay Alamo a fixed monthly fee, subject to an annual escalator, and reimburse Alamo for certain expenses.  The Agreements will have a term of three years, subject to automatic one-year renewals unless either party provides at least 60 days’ written notice of termination prior to the end of the relevant term.  The Agreements may also be terminated by any party for convenience with 3 months’ notice, and may be terminated for cause with 30 days’ notice.  The Agreements contain standard representations, warranties and indemnification provisions.

Termination of At-the-Market Sales Agreement

On October 17, 2013, we provided notice to BTIG, LLC that we terminated the At-the-Market Sales Agreement, dated as of August 19, 2013, between us and BTIG, LLC (the “Sales Agreement”).  Pursuant to the terms of Sales Agreement, we have the right to terminate the Sales Agreement by giving five days’ notice to BTIG, LLC.

THE OFFERING

Shares of common stock offered	5,100,000
Offering price	$0.50 per share
Shares of common stock outstanding before this offering	25,567,728
Shares of common stock outstanding after completion of this offering1	30,667,728
Use of proceeds
We estimate that the net proceeds to us from this offering will be approximately $2.3 million. We intend to use the net proceeds from the sale of the securities: (i) to fund our obligations under the Agreements described under “Recent Developments”; and (ii) for general corporate purposes.  See “Use of Proceeds” below.

Risk factors	You should carefully read and consider the information set forth under “Risk Factors” below, before deciding to invest in our securities.
NASDAQ Capital Market common stock symbol	DARA
Concurrent Private Placement
In a concurrent private placement, we are selling to purchasers of shares of our common stock in this offering one warrant to purchase one share of our common stock for each share purchased in this offering.  The warrants will be exercisable commencing six months after the date of issuance at an exercise price of $0.56 per share and will expire on the fifth anniversary of the date of exercisability.  The warrants and the shares of our common stock issuable upon the exercise of the warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(c) promulgated thereunder.  See “Private Placement Transaction and Warrants.”

1      Assumes no exercise of the warrants being offered in the concurrent private placement.

The number of shares of common stock to be outstanding after this offering in the table above is based on 25,567,728 shares of common stock outstanding as of October 15, 2013 and assumes the sale of 5,100,000 shares in this offering.  This number excludes, as of October 15, 2013:

●	231,200 shares of common stock issuable upon the conversion of outstanding shares of Series A, preferred stock;

●
612,245 shares of common stock issuable upon the conversion of outstanding shares of Series B-2 and Series B-4 preferred stock (subject to further adjustment pursuant to full-ratchet antidilution protection);

●	14,680,806 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $1.88 per share;

●	3,455,555 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $1.08 per share;

●	2,589,084 shares of common stock reserved for future grants and awards under our equity incentive plans;

●
up to 891,648 shares of common stock that may be issued to former Oncogenerix, Inc. stockholders, based upon our Company’s achievement of certain revenue or market capitalization milestones during the 60 months following the merger with Oncogenerix, which occurred on January 17, 2012; and

●	5,100,000 shares of common stock issuable upon the exercise of the warrants to be issued in the concurrent private placement. See “Private Placement Transaction and Warrants.”

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under "Risk Factors" in the accompanying prospectus, our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013 and June 30, 2013, respectively, as updated by any other document that we subsequently file with the Securities and Exchange Commission and that is incorporated by reference into this prospectus supplement, as well as the risks described below and all of the other information contained in this prospectus supplement and the accompanying prospectus, and incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements and related notes, before investing in our securities. If any of the possible events described in those sections or below actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed. In this case, the trading price of our common stock could decline, and you might lose all or part of your investment in our common stock.

The following is a discussion of the risk factors that we believe are material to us at this time. These risks and uncertainties are not the only ones facing us and there may be additional matters that we are unaware of or that we currently consider immaterial. All of these could adversely affect our business, results of operations, financial condition and cash flows.

Risks Related to this Offering

We expect to continue to incur losses, and will need to raise capital to operate our business in addition to funds we receive in this offering.

We have incurred losses since inception and expect to continue to incur losses for the foreseeable future. We expect that the net proceeds of this offering, together with our existing cash resources, will be sufficient to fund our operations into the first quarter of 2014.  However, if we incur unanticipated expenses, our capital resources may be expended more rapidly than we expect.  Additional financing will be required to maintain and expand our business, and such financing may not be available on favorable terms, if at all. We intend to finance our business, in part, through the private placement and public offering of equity and debt securities as needed. We have historically financed our operations primarily from proceeds of registered direct offerings and private placements of equity securities and the sale of securities we acquired through investments made in other companies. In the event that we raise additional equity capital, investors’ interests in the Company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional equity securities, such issuances also will cause a reduction in the proportionate ownership and voting power of all other stockholders. Further, any such issuance may result in a change in control.

When we need additional financing, we cannot provide assurance that it will be available on favorable terms, if at all. If we need funds and cannot raise them on acceptable terms, we may not be able to:

●	continue marketing and sales efforts with respect to Soltamox, Bionect and Gelclair, or begin commercialization of any other products;

●	successfully build a portfolio of additional products for commercialization;

●	successfully out-license, otherwise monetize or commercialize any of our programs; or

●	continue operations.

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered may be higher than the book value per share of our common stock, you may suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled "Dilution" below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. In addition, we have a significant number of options and warrants outstanding, and also have shares of our Series A, Series B-2 and Series B-4 preferred stock outstanding.  The conversion price of the Series B-2 and Series B-4 preferred stock is subject to full-ratchet antidilution protection if we sell any common stock at a price lower than the then-conversion price of the Series B-2 and Series B-4 preferred stock (currently, $0.49).  If the holders of our options, warrants or preferred stock exercise or convert these securities, as applicable, you may incur further dilution.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

Management will have discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

While we intend to use a substantial portion of the net proceeds of this offering to fund an agreement with a Contract Sales Organization to expand our sales force, our management will retain discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering.  Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

Risks Related to Our Company

Our limited operating history may make it difficult to evaluate our business to date and our future viability.

We are in the early stage of operations and development and have only a limited operating history on which to base an evaluation of our current business and prospects. For example, we are in the early stages of building our sales and marketing strategy and organization. Our operations and development are subject to all of the risks inherent in the growth of an early stage company. We will be subject to the risks inherent in the ownership and operation of a company with a limited operating history such as regulatory setbacks and delays, fluctuations in expenses, competition, the general strength of regional and national economies and governmental regulation. Any failure to successfully address these risks and uncertainties could seriously harm our business and prospects. We may not succeed given the technological, marketing, strategic and competitive challenges we face. The likelihood of our success must be considered in light of the expenses, difficulties, complications, problems and delays frequently encountered in connection with the growth of a new business, the continuing development of new drug development technology and the competitive and regulatory environment in which we operate or may choose to operate in the future.

Our business will be harmed if we do not successfully execute our business strategy.

Our business strategy is to in-license products for commercialization, enter into collaborative agreements with drug manufacturers and out-license or sell our remaining clinical stage assets. These measures are critical to successfully building our portfolio of oncological products for commercialization. We may not be able to secure needed licensing or other partnering arrangements, and any such arrangements, even if completed successfully, may not be on terms favorable to us, may not perform as expected, may result in unexpected liabilities and may never contribute significant revenues or cash flow. We depend to a significant extent on the expertise of and dedication of sufficient resources by our licensors, licensees and partners to develop and commercialize products. Each individual licensor, licensee or corporate partner will control the amount and timing of resources devoted by it to these activities. Moreover, the success of any such licenses or other alliances depends in part upon such partners’ own marketing and strategic considerations, including the relative advantages of alternative marketing partners and strategies. Corporate partners may pursue alternative technologies or develop products that are competitive with our products. Disputes may arise between us and one or more of our collaborative partners regarding our collaborative arrangements. In such an event, we may be required to initiate or defend expensive litigation or arbitration proceedings or to seek and attempt to reach agreement with another collaborative partner. We may not be able to resolve successfully a dispute with a collaborative partner or to enter into a satisfactory arrangement with a replacement collaborative partner.  If we are not successful in executing our business strategy we will not achieve the revenues we anticipate and our business will be materially harmed.

Delays in entering into the Agreements described under “Recent Developments” may adversely affect our commercialization plans.

As described in “Recent Developments,” we intend to enter into certain Agreements with Alamo and its subsidiary, Mission, following the consummation of this offering, and to use the proceeds of this offering to fund our obligations under those Agreements.  While we believe that we have fully negotiated the Agreements and that Alamo and Mission are prepared to sign them upon consummation of this offering, the Agreements have not been executed, and Alamo and Mission may decide not to enter into the Agreements notwithstanding the consummation of this offering.  In such event, we would have to seek another counterparty to provide the services we expect to receive from Alamo and Mission, which may not be available on comparable terms or at all.  Any delay we experience in obtaining the expected benefits of the Agreements would adversely affect our commercialization plans.

The success of any products we may commercialize will depend on the degree of market acceptance by physicians, patients, healthcare payers and others in the medical community.

Any products that we bring to the market may not gain market acceptance by physicians, patients, healthcare payers and others in the medical community. If these products do not achieve an adequate level of acceptance, we will not generate material product revenues and we will not become profitable. The degree of market acceptance of our product candidates, if approved for commercial sale, will depend on a number of factors, including:

●	the prevalence and severity of any side effects;

●	the efficacy and potential advantages of alternative treatments;

●	the prices of our product candidates;

●	the willingness of physicians to prescribe our products; and

●	sufficient third-party coverage or reimbursement.

Commercialization of a new product or a new method of use for an existing product involves risks of failure inherent in the development of products based on innovative technologies and the risks associated with drug development generally.

Commercialization of a new or newly launched product, including Soltamox and Gelclair, or a new method of use for an existing product involves risks of failure inherent in the development of products based on innovative technologies and the risks associated with drug development generally. These risks include the following:

●	the products, even if safe and effective, may be difficult to manufacture on a large scale or uneconomical to market;

●	proprietary rights of third parties may prevent us from exploiting technologies or marketing products; and

●	third parties may market superior or equivalent products.

Our ability to commercialize our products will depend on, among other things, our ability to:

●	complete any necessary clinical trials and studies with respect to any partnered clinical assets;

●	obtain and maintain necessary intellectual property rights to our products;

●	obtain and maintain necessary regulatory approvals related to the efficacy and safety of our products;

●	enter into arrangements with manufacturers to provide manufacturing resources; and

●	establish marketing and sales channels.

If we do not successfully execute some of all of these initiatives, our commercialization efforts may not succeed and our business will be materially harmed.

We cannot guarantee that we will be able to effectively market our existing products and product candidates.

A significant part of our success depends on the various marketing strategies we plan to implement. Our business model was historically focused solely on product development, and until the launch of Soltamox, we have never attempted to commercialize any product. We are in the early stages of building our sales and marketing strategy and organization. There can be no assurance as to the success of any such marketing strategy or that we will be able to build a successful sales and marketing organization. If we cannot effectively market those products we seek to commercialize directly, such products’ prospects will be harmed.

We anticipate that initially a relatively small group of products that we commercialize directly will represent a significant portion of net revenues. A decline in the volume or pricing of any of these products, or our inability to satisfy market demand for these products, could have a material adverse effect on our business, financial position and results of operations.

We anticipate that initially sales of a limited number of our products will collectively represent a significant portion of our projected revenues. If the volume or pricing of our largest selling products declines in the future or we are unable to satisfy market demand for these products, our business, financial position and results of operations could be materially adversely affected.

If we are unable to continue to commercialize additional products in a timely and cost-effective manner, we may not achieve our expected revenue growth or profitability or such revenue growth and profitability, if any, could be delayed.

Our future success will depend to a substantial degree on our ability to continue to commercialize new products in a timely and cost-effective manner. The acquisition, development and commercialization of new products is complex, time-consuming and costly and involves a high degree of business risk. We may, however, encounter unexpected delays in the launch of these products, or these products, when fully commercialized by us, may not perform as we expect.

The success of our new product offerings will depend upon several factors, including our ability to properly anticipate customer needs, obtain timely regulatory approvals and locate and establish collaborations for product development and finished product manufacturing in a cost-effective manner. In addition, the acquisition, development and commercialization of new products require significant up-front costs, including costs associated with product development, obtaining regulatory approval, building inventory and sales and marketing. Furthermore, the development and commercialization of new products is subject to inherent risks, including the possibility that any new product may:

●	fail to receive or encounter unexpected delays in obtaining necessary regulatory approvals;

●	be difficult or impossible to manufacture on a larger scale;

●	be uneconomical to market;

●	fail to be developed prior to the successful marketing of similar or superior products by third parties; and

●	infringe on the proprietary rights of third parties.

We may not achieve our expected revenue growth or profitability or such revenue growth and profitability, if any, could be delayed if we are not successful in continuing to develop and commercialize new products.

We plan to rely on third parties for the manufacture of our potential products, and if such parties fail to supply us with finished products in the quantities we require on a timely basis, sales of our products could be delayed or prevented, our revenues could decline and we may not achieve profitability.

We do not, nor do we intend, to manufacture any products ourselves. Instead, we plan to continue to rely on third parties to manufacture the products we seek to commercialize. If the third parties we contract with do not continue to provide these services to us as contracted, we may not be able to obtain these services from others in a timely manner or on commercially acceptable terms. Likewise, if we encounter delays or difficulties with our manufacturing partners in producing our products, the distribution, marketing and subsequent sales of these products could be adversely affected. If, for any reason, our third party manufacturers are unable to obtain or deliver sufficient quantities of finished products on a timely basis or we develop any significant disagreements with such parties, the manufacture or supply of our products could be disrupted, which may decrease our sales revenue, increase our operating expenses or otherwise negatively impact our operations. In addition, if we are unable to engage and retain third parties for the supply of finished products on commercially acceptable terms, we may not be able to sell our products as planned.

The manufacture of pharmaceutical products is highly exacting and complex and our manufacturing partners may experience problems during the manufacture of finished products for a variety of reasons, including equipment malfunction, failure to follow specific protocols and procedures, manufacturing quality concerns, problems with raw materials, natural disaster related events or other environmental factors. If problems arise during the production, storage or distribution of a batch of product, that batch of product may have to be discarded. If we are unable to find alternative sources of finished products, this could, among other things, lead to increased costs, lost sales and damage to customer relations. If problems are not discovered before the product is released to market, voluntary recalls, corrective actions or product liability related costs may also be incurred. Problems with respect to the manufacture, storage or distribution of our products could materially disrupt our business and reduce our revenues and prevent or delay us from achieving profitability.

Any loss of our license rights to use certain critical intellectual property from Rosemont, Helsinn or other licensors for any reason would have a material adverse effect on our business.

Soltamox (tamoxifen citrate) oral solution, our first proprietary, FDA approved product, is a drug primarily used to treat breast cancer. We are party to an exclusive license and distribution agreement with Rosemont Pharmaceuticals, Ltd., a U.K. based manufacturer, for rights to market Soltamox in the United States. If we breach or fail to perform the material conditions of, including the minimum sales requirement, or fail to extend the term of the agreements under which we license critical intellectual property from Rosemont or other licensors, we may lose all or some of our rights to such intellectual property, and such loss would have a material adverse effect on our business.

Gelclair is an FDA-cleared product indicated for the treatment of oral mucositis. We are party to an exclusive license and distribution agreement with Helsinn, a Switzerland based company, for rights to market Gelclair in the United States. If we breach or fail to perform the material conditions of the agreement, including the launch and minimum sales requirements, we may lose all or some of our rights to such intellectual property, and such loss could have a material adverse effect on our business.

Bionect is an FDA-cleared product indicated for the management of irritation of the skin as well as first and second degree burns.  We are party to an Exclusive Marketing Agreement with Innocutis Holdings, LLC, for rights to promote Bionect in the U.S. oncology and radiation oncology marketplace. If we breach or fail to perform the material conditions of the agreement, including the minimum sales requirements, we may lose all or some or all of our marketing rights to Bionect, and such loss could have a material adverse effect on our business.  For a description of the patent infringement suit in which we and Innocutis have been named as defendants, see the risk factor below captioned “We may be subject to claims that we infringe the intellectual property rights of others, and unfavorable outcomes could harm our business.”

Our clinical development asset, KRN5500, is in an early stage of development, and we may not be able to successfully partner it.

The drug development process is highly uncertain. KRN5500 is in the early stages of development and has not been approved for commercial sale. We are attempting to partner the drug with an established oncology development company to undertake and support the cost of a Phase 2b program to test for safety and efficacy. Before a drug product is approved by the FDA for commercial marketing, it must be tested for safety and effectiveness in clinical trials that are expensive to conduct and can take many years to complete. Promising results in preclinical development or early clinical trials may not be predictive of results obtained in later clinical trials. In fact, a number of pharmaceutical companies have experienced significant setbacks in advanced clinical trials, even after obtaining promising results in earlier preclinical and clinical trials. At any time, new safety information may lead the FDA to place a clinical trial on clinical hold, or permanently stop the trial. We or our collaborators may experience numerous unforeseen events during, or as a result of, the clinical development process that could delay or prevent our drug candidate from being successfully commercialized, including:

●	failure to achieve clinical trial results that indicate a product candidate is effective in treating a specified condition or illness in humans;

●	safety issues, including the presence of harmful side effects;

●	determination by the FDA that the submitted data do not satisfy the criteria for approval;

●	new information that suggests lack of commercial viability of the drug;

●	failure to acquire, on reasonable terms, intellectual property rights necessary for commercialization; and

●	development of competing therapeutics that are more effective.

Our success depends on our ability to retain our managerial personnel and to attract additional personnel (including a sales force).

Our success depends largely on our ability to attract and retain managerial personnel. Competition for desirable personnel is intense, and there can be no assurance that we will be able to attract and retain the necessary staff. We currently have approximately nineteen full-time employees and one part-time employee, including a sales organization to commercialize products in accordance with our business plan. The loss of one or more member of our managerial or scientific staff could have a material adverse effect on our future operations and on the successful development of products for our target markets. The failure to maintain management, particularly our Chief Executive Officer/Chief Medical Officer and our Chief Operating Officer/President, and to attract additional key sales and other personnel could materially adversely affect our business, financial condition and results of operations.

The success of our business depends on our ability to develop and protect our intellectual property rights, which could be expensive.

Our success will depend in large part on our ability to obtain and maintain protection in the United States and other countries for the intellectual property covering or incorporated into our technology and products. The patent situation in the field pharmaceuticals is highly uncertain and involves complex legal and scientific questions. We may not be able to obtain additional issued patents relating to our technology or products. Even if issued, patents may be challenged, narrowed, invalidated or circumvented, which could limit our ability to stop competitors from marketing similar products or limit the length or term of patent protection we may have for our products. Changes in either patent laws or in the interpretations of patent laws in the United States or other countries may diminish the value of our intellectual property or narrow the scope of our patent protection, and any defense of our patent rights would be costly and time-consuming and may adversely affect our overall financial condition and liquidity.

Our patents also may not afford us protection against numerous competitors with similar technology. Patent applications in the United States and many foreign jurisdictions are typically not published until 18 months after filing and in some cases not at all. Therefore, because publications of discoveries in the scientific literature often lag behind actual discoveries, neither we nor our licensors can be certain that we or they were the first to develop the inventions claimed in issued patents or pending patent applications, or that we or they were the first to file for protection of the inventions set forth in these patent applications. Even in the event that our patents are upheld as valid and enforceable, they may not foreclose potential competitors from developing new technologies or “workarounds” that circumvent our patent rights. This means that our patent portfolio may not prevent the entry of a competitive product into the market. In addition, patents generally expire, regardless of their date of issue, 20 years from the earliest claimed non-provisional filing date. As a result, the time required to obtain regulatory approval for a product candidate may consume part or all of the patent term. We are not able to accurately predict the remaining length of the applicable patent term following regulatory approval of any of our product candidates.

If we are unable to protect the confidentiality of our proprietary information and know-how, the value of our technology and products could be adversely affected.

In addition to patented technology, we rely on trademarks, copyrights, trade secrets and know-how to develop, maintain and strengthen our competitive positions. We seek to protect this information in part through confidentiality agreements with our employees, consultants and third parties.  If any of these agreements are breached, we may not have adequate remedies for any such breach.  Moreover, there can be no assurance that third parties will not know, discover or develop independently equivalent proprietary information or techniques, that they will not gain access to our trade secrets or disclose our trade secrets to the public. Therefore, we cannot guarantee that we can maintain and protect unpatented proprietary information and trade secrets. Misappropriation of our intellectual property would have an adverse effect on our competitive position and may cause us to incur substantial litigation costs.

We may be subject to claims that we infringe the intellectual property rights of others, and unfavorable outcomes could harm our business.

Our operations may be subject to claims, and potential litigation, arising from our alleged infringement of patents, trade secrets or copyrights owned by third parties. We intend to fully comply with the law in avoiding such infringements. However, within the drug development industry, established companies have actively pursued such infringements, and have initiated such claims and litigation, which has made the entry of competitive products more difficult. We may experience such claims or litigation initiated by existing, better-funded competitors. We could also become involved in disputes regarding the ownership of intellectual property rights that relate to our technologies. These disputes could arise out of collaboration relationships, strategic partnerships or other relationships. Any such litigation could be expensive, take significant time, and could divert management’s attention from other business concerns. Our failure to prevail in any such legal proceedings, or even the mere occurrence of such legal proceedings, could substantially affect our ability to meet our expenses and continue operations.

In November 2012, a suit was filed in the United States District Court District of Columbia naming our Company as a defendant. Plaintiff in the suit is GlycoBioSciences, Inc. Also named as defendant is Innocutis Holdings, LLC, with which entity we have an Exclusive Marketing Agreement granting us rights to promote Bionect in the U.S. oncology and radiation oncology marketplace. Plaintiff alleges that defendants’ distribution and sale of Bionect infringes on certain of plaintiff’s patents and plaintiff seeks to enjoin defendants’ alleged patent infringement and seeks unspecified damages and costs. Pursuant to the Exclusive Marketing Agreement, Innocutis is required to indemnify us in connection with this lawsuit. As a result, Innocutis has assumed our defense. The defendants filed a motion to dismiss the complaint on February 1, 2013. The litigation is currently stayed pending conclusion of reexamination proceedings in the US Patent and Trademark Office involving the two patents asserted by plaintiff.  We believe the claim to be substantially without merit, and while no assurance can be given regarding the outcome of this litigation, we believe that the resolution of this matter will not have a material adverse effect on our financial position or results of operations.

Our inability to manage our planned growth could harm our business.

As we work toward building a portfolio of oncology treatment and supportive care pharmaceutical products and a sales organization that will market such products for sale we expect to require additional personnel. As a result, our operating expenses and capital requirements may increase significantly. Our ability to manage our growth effectively requires us to forecast accurately our sales and growth and manufacturing needs and to expend funds to improve our operational, financial and management controls, reporting systems and procedures. If we are unable to manage our anticipated growth effectively, our business could be harmed.

Risks Relating to the Pharmaceutical Business

The pharmaceutical and biotechnology industries are intensely competitive and we may be unable to successfully compete against competitors with substantially more resources than we have.

In general, the pharmaceutical and biotechnology industries are intensely competitive. The technological areas in which we work continue to evolve at a rapid pace. Competition from pharmaceutical, chemical and biotechnology companies, universities and research institutions is intense and we expect it to increase. Many of these competitors are substantially larger than we are and have substantially greater capital resources, research and development capabilities and experience, manufacturing, marketing, financial and managerial resources than we do. Acquisitions of competing companies by large pharmaceutical companies or other companies could enhance the financial, marketing and other resources available to these competitors.

An important factor in our ability to compete will be the timing of market introduction of competitive products. Accordingly, the relative speed with which we and competing companies can in-license and develop products, complete the clinical testing and approval processes, and supply commercial quantities of the products to the market will be an important element of market success. Other significant competitive factors include:

●	product safety and efficacy;

●	timing and scope of regulatory approval;

●	product availability;

●	marketing and sales capabilities;

●	reimbursement coverage from insurance companies and others;

●	the extent of clinical benefits and side effects of our products relative to their cost;

●	price;

●	patent protection; and

●	capabilities of partners with whom we may collaborate.

There can be no assurance that we can develop products that are more effective or achieve greater market acceptance than competitive products, or that our competitors will not succeed in developing products and technologies that are more effective than ours or that render our products and technologies less competitive or obsolete.

If the healthcare system or reimbursement policies change, the prices of our potential products may be lower than expected and our potential sales may decline.

The levels of revenues and profitability of bio-pharmaceutical companies like ours may be affected by the continuing efforts of government and third party payers to contain or reduce the costs of healthcare through various means. For example, in certain foreign markets, pricing or profitability of therapeutic and other pharmaceutical products is subject to governmental control. In the U.S. there have been, and we expect that there will continue to be, a number of federal and state proposals to implement similar governmental control. While we cannot predict whether any legislative or regulatory proposals will be adopted, the adoption of such proposals could have a material adverse effect on our business, financial condition and profitability. In addition, in the U.S. and elsewhere, sales of therapeutic and other pharmaceutical products depend in part on the availability of reimbursement to the consumer from third party payers, such as government and private insurance plans. Third party payers are increasingly challenging the prices charged for medical products and services. We cannot assure you that any of our potential products will be considered cost effective or that reimbursement to the consumer will be available or will be sufficient to allow us to sell our potential products on a competitive and profitable basis.

Government regulation of our business is extensive and drug approvals are uncertain, expensive and time-consuming.

The research, development, pre-clinical and clinical trials of any intended products, including ones we may seek to partner with licensees or collaborators, are subject to an extensive regulatory approval process by the FDA and other regulatory agencies in the U.S. and abroad, such as in Europe and Japan. The process of obtaining FDA and other required regulatory approvals for drug and biological products, including required pre-clinical and clinical testing, is lengthy, expensive and uncertain. Even if regulatory clearance is obtained, a marketed product is subject to continual review, and later discovery of previously unknown adverse events or failure to comply with the applicable manufacturing, packaging, distribution and marketing requirements may result in restrictions on a product’s marketing or withdrawal of the product from the market as well as possible criminal sanctions.

Currently we have only one clinical candidate, KRN 5500, which we are looking to partner with an established oncology development company to undertake and support the cost for the Phase 2b program. A delay or setback in the partnering efforts with respect to KRN5500 would have a material adverse effect on our ability to realize any benefits from the drug candidate.

Our business, as well as that of our manufacturers, is strictly regulated by the federal and other governments, and there can be no assurance that either we or our manufacturers will be able to maintain full compliance with all applicable regulations.

Clinical testing and manufacture of any intended products, including ones we may seek to partner with licensees or collaborators, are subject to extensive regulation by numerous governmental authorities in the U.S., principally the FDA, and corresponding foreign regulatory agencies. Changes in existing regulations or adoption of new regulations or policies could prevent us from obtaining, or affect the timing of, future regulatory approvals or clearances. We cannot assure you that we or our development partners will be able to obtain necessary regulatory clearances or approvals on a timely basis, or at all, or that we will not be required to incur significant costs in obtaining or maintaining such regulatory approvals. Delays in receipt of, or failure to receive, such approvals or clearances, the loss of previously obtained approvals or clearances or the failure to comply with existing or future regulatory requirements could have a material adverse effect on our business, financial condition and results of operations.

Any enforcement action by regulatory authorities with respect to past or future regulatory noncompliance could have a material adverse effect on our business, financial condition and results of operations. Noncompliance with applicable requirements can result in fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, refusal to authorize the marketing of new products and criminal prosecution.

Even if our proposed products are approved for market, we will be subject to continuing regulation. We and our collaborative partners, including our manufacturers, will continuously be subject to routine inspection by the FDA and will have to comply with the host of regulatory requirements that usually apply to pharmaceutical products marketed in the U.S., including labeling regulations, the FDA’s Good Manufacturing Practice requirements, Good Clinical Practices and Good Laboratory Practices, review and response to adverse drug experience reports and regulation governing marketing and promotion of approved drug products. Our failure to comply with applicable regulatory requirements could result in enforcement action or sanctions by the FDA, including fines, injunctions, civil penalties, failure of regulatory authorities to grant marketing approval of our products, delay, suspension or withdrawal of approvals, license revocation, product seizures or recalls, operational restrictions or criminal prosecutions, any of which could have a material adverse effect on our business, financial condition and results of operations.

Our business exposes us to potential liability for personal injury and product liability claims that could affect our financial condition.

Our business involves the testing of new drugs on human volunteers and the use of our marketed products by patients. This exposes us to the risk of liability for personal injury or death to patients resulting from, among other things, possible unforeseen adverse side effects or improper administration of a drug. Many study volunteers and participants are already seriously ill and are at risk of further illness or death. If we are required to pay damages or incur defense costs in connection with any personal injury claim that is outside the scope of indemnification agreements we have with clients and collaborative partners, if any indemnification agreement is not performed in accordance with its terms or if our liability exceeds the amount of any applicable indemnification limits or available insurance coverage, we could be materially and adversely affected both financially and reputationally. Any such claims may also prevent us from being able to obtain adequate insurance for these risks at reasonable rates in the future.

If we market our products in a manner that violates healthcare fraud and abuse laws, or if we violate false claims laws or fail to comply with our reporting and payment obligations under the Medicaid rebate program or other governmental pricing programs, we may be subject to civil or criminal penalties or additional reimbursement requirements and sanctions, which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

In addition to FDA restrictions on the marketing of pharmaceutical products, several other types of state and federal healthcare fraud and abuse laws have been applied in recent years to restrict certain marketing practices in the pharmaceutical industry. These laws include anti-kickback statutes and false claims statutes. Because of the breadth of these laws and the narrowness of the safe harbors, it is possible that some of our business activities could be subject to challenge under one or more of these laws.

The federal healthcare program anti-kickback statute prohibits, among other things, knowingly and willfully offering, paying, soliciting or receiving remuneration to induce, or in return for, purchasing, leasing, ordering or arranging for the purchase, lease or order of any healthcare item or service reimbursable, in whole or in part, under Medicare, Medicaid or other federally financed healthcare program. Although there are several statutory exemptions and regulatory safe harbors protecting certain common activities from prosecution, the exemptions and safe harbors are drawn narrowly and practices that involve remuneration intended to induce prescribing, purchasing or recommending such healthcare items or services may be subject to scrutiny if they do not qualify for an exemption or safe harbor.

Federal false claims laws prohibit any person from knowingly presenting, or causing to be presented, a false claim for payment to the federal government or knowingly making, or causing to be made, a false statement in order to have a claim paid. Pharmaceutical and other healthcare companies have been prosecuted under these laws for a variety of alleged promotional and marketing activities, such as providing free trips, free goods, sham consulting fees and grants and other monetary benefits to prescribers, reporting inflated average wholesale prices to pricing services that were then used by federal programs to set reimbursement rates and engaging in off-label promotion that caused claims to be submitted to Medicaid for non-covered, off-label uses. Such activities have been alleged to cause the resulting claims for reimbursement to be “false” claims. Most states also have statutes or regulations similar to the federal anti-kickback and false claims laws, which apply to items and services reimbursed under Medicaid and other state programs, or, in several states, apply regardless of the payer.

We have initiated our participation in the federal Medicaid Rebate Program established by the Omnibus Budget Reconciliation Act of 1990, as well as several state supplemental rebate programs, in connection with the sale of Soltamox and would anticipate participating in these programs with respect to any future products we may commercialize. Though to date invoices for rebates have not been material, under the Medicaid rebate program, we anticipate paying a rebate to each state Medicaid program for our products that are reimbursed by those programs. Federal law requires that any company that participates in the Medicaid rebate program extend comparable discounts to qualified purchasers under the Public Health Service Act pharmaceutical pricing program, which requires us to sell our products to certain customers at prices lower than we otherwise might be able to charge. If products are made available to authorized users of the Federal Supply Schedule, additional pricing laws and requirements apply. Pharmaceutical companies have been prosecuted under federal and state false claims laws in connection with allegedly inaccurate information submitted to the Medicaid Rebate Program or for knowingly submitting or using allegedly inaccurate pricing information in connection with federal pricing and discount programs.

Pricing and rebate calculations vary among products and programs. The calculations are complex and may be subject to interpretation by us or our contractors, governmental or regulatory agencies and the courts. Our methodologies for calculating these prices could be challenged under false claims laws or other laws. We or our contractors could make a mistake in calculating reported prices and required discounts, revisions to those prices and discounts, or determining whether a revision is necessary, which could result in retroactive rebates (and interest, if any). Governmental agencies may also make changes in program interpretations, requirements or conditions of participation, some of which may have implications for amounts previously estimated or paid. If this were to occur, we could face, in addition to prosecution under federal and state false claims laws, substantial liability and civil monetary penalties, exclusion of our products from reimbursement under government programs, criminal fines or imprisonment or the entry into a Corporate Integrity Agreement, Deferred Prosecution Agreement, or similar arrangement.

In addition, federal legislation now imposes additional requirements. For example, as part of the PPACA, a federal physician payment disclosure provision based on the Physician Payments Sunshine Act was enacted, which requires pharmaceutical manufacturers to report certain gifts and payments to physicians beginning in 2013. These reports will then be placed on a public database. Failure to so report could subject companies to significant financial penalties.

Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations could be costly. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations, including anticipated activities conducted by our sales team in the sale of Soltamox, Gelclair and Bionect, are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, exclusion from government funded healthcare programs, such as Medicare and Medicaid, and the curtailment or restructuring of our operations. If any of the physicians or other providers or entities with whom we expect to do business are found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.

Risks Relating to Our Common Stock

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our articles of incorporation authorize the issuance of up to (i) 75,000,000 shares of common stock with a par value of $0.01 per share, of which 25,567,728 are outstanding at October 15, 2013, and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share, of which 578 shares of Series A preferred stock, 50 shares of Series B-2 preferred stock and 250 shares of Series B-4 preferred stock were issued and outstanding at October 15, 2013.  Our Board of Directors may choose to issue some or all of the remaining authorized shares to acquire one or more products and to fund our overhead and general operating requirements. The issuance of any such shares will reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock. If we issue any such additional shares (including in connection with this offering), such issuance will reduce the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

Our stock price could be volatile and our trading volume may fluctuate substantially.

The price of our common stock has been and may in the future continue to be extremely volatile. Many factors could have a significant impact on the future price of our common stock, including:

●	our inability to raise additional capital to fund our operations, whether through the issuance of equity securities or debt;

●	our failure to successfully commercialize products we license for commercial sale;

●	our failure to successfully advance the development of our programs or otherwise implement our business objectives;

●	changes in our intellectual property portfolio or developments or disputes concerning the proprietary rights of our product candidates;

●	our ability to successfully enter into and maintain manufacturing relationships for our products;

●	progress or future results of partnered assets;

●	progress of regulatory approval of our partnered products and compliance with ongoing regulatory requirements;

●	market acceptance of our products;

●	technological innovations, new commercial products and clinical activities by us, our partners or our competitors;

●	changes in government regulations;

●	issuance of new or changed securities analysts’ reports or recommendations;

●	general economic conditions and other external factors;

●	actual or anticipated fluctuations in our quarterly financial and operating results;

●	the degree of trading liquidity in our common stock; and

●	our ability to regain compliance with the minimum bid price (and our ability to maintain compliance with other minimum standards) required for remaining listed on the NASDAQ Capital Market.

A significant number of shares of our common stock are issuable pursuant to outstanding shares of convertible preferred stock, options and warrants, and we expect to sell additional shares of our common stock in the future. Sales of these shares will dilute the interests of other security holders and may depress the price of our common stock.

As of October 15, 2013, we had 25,567,728 shares of common stock outstanding. As of October 15, 2013, there were 231,200 shares of common stock issuable upon the conversion of outstanding shares of Series A preferred stock, 102,041 shares of common stock issuable upon the conversion of outstanding shares of Series B-2 preferred stock, 510,204 shares of common stock issuable upon the conversion of outstanding shares of Series B-4 preferred stock, 14,680,806 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $1.88 per share, 3,455,555 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $1.08 per share, 2,589,084 shares of common stock reserved for future grants and awards under our equity incentive plans and 891,648 shares of common stock reserved for issuance to former Oncogenerix, Inc. stockholders, based upon our achievement of certain revenue or market capitalization milestones during the five year period ending January 2017. The conversion price of the Series B-2 and Series B-4 preferred stock is subject to full-ratchet antidilution protection if we sell any common stock at a price lower than the then-conversion price of the Series B-2 and Series B-4 preferred stock (currently, $0.49), including in connection with this offering.

In addition to the foregoing and the common stock we may issue pursuant to this prospectus supplement, we may issue additional common stock and warrants from time to time to finance our operations. We may also issue additional shares in connection with additional stock options or restricted stock granted to our employees, officers, directors and consultants under our equity compensation plans. The issuance of the shares of common stock underlying these instruments, or perception that issuance may occur, will have a dilutive impact on other stockholders and could have a material negative effect on the market price of our common stock.

If we fail to satisfy applicable listing standards, including maintenance of at least $2.5 million of stockholders’ equity and regaining compliance with the $1.00 minimum bid price requirement, our common stock may be delisted from The NASDAQ Capital Market.

As previously disclosed, on May 21, 2012, November 30, 2012 and May 13, 2013, we received notification letters from the Listing Qualifications Department of The NASDAQ Stock Market indicating that we were not in compliance with the $1.00 minimum bid requirement.  In accordance with Marketplace Rule 5550(a)(2), we have been granted extensions, and pursuant to the current extension, the Company has 180 calendar days, or until November 11, 2013, to regain compliance with the minimum $1.00 price per share requirement.  To regain compliance, any time before November 11, 2013, the bid price of our common stock must close at or above $1.00 per share for a minimum of 10 consecutive business days.  On November 11, 2013, if the Company meets The NASDAQ Capital Market initial listing criteria set forth in Marketplace Rule 5505, except for the minimum bid price requirement, we may be provided with an additional 180 calendar day compliance period to demonstrate compliance.  If the Company is not eligible for an additional compliance period at that time, NASDAQ will provide the Company with written notification that our common stock will be delisted.  Upon such notice, we may appeal the NASDAQ Staff’s determination to a NASDAQ Listing Qualifications Panel pursuant to the procedures set forth in the applicable NASDAQ Marketplace Rules.  There can be no assurance that, if we appeal any such determination of the NASDAQ Staff, such appeal would be successful.

We are currently evaluating our alternatives to resolve this listing deficiency.  There can be no assurances that we will be able to maintain our NASDAQ listing.  If our common stock were delisted from NASDAQ, among other things, it would likely lead to a number of negative implications, including an adverse effect on the price of our common stock, reduced liquidity in our common stock, the loss of federal preemption of state securities laws and greater difficulty in obtaining financing.  In the event of a de-listing, we would take actions to restore our compliance with NASDAQ’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the NASDAQ minimum bid price requirement or prevent future non-compliance with NASDAQ’s listing requirements.

We have never paid cash dividends and do not intend to do so.

We have never declared or paid cash dividends on our common stock. We currently plan to retain any earnings to finance the growth of our business rather than to pay cash dividends. Payments of any cash dividends in the future will depend on our financial condition, results of operations and capital requirements, as well as other factors deemed relevant by our board of directors.

PLAN OF DISTRIBUTION

Ladenburg Thalmann & Co. Inc., which we refer to herein as the Placement Agent, has agreed to act as placement agent in connection with this offering subject to the terms and conditions of the placement agent agreement dated October 22, 2013.  The Placement Agent is not purchasing or selling any of the shares of our common stock offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of our common stock, but has agreed to use its reasonable best efforts to arrange for the sale of all of the shares of our common stock offered hereby.  Therefore, we will enter into a securities purchase agreement directly with investors in connection with this offering and we may not sell the entire amount of shares of our common stock offered pursuant to this prospectus supplement.

Commissions and Expenses

We have agreed to pay the Placement Agent a placement agent’s fee equal to 7.0% of the aggregate purchase price of the shares of our common stock sold in this offering.  In addition, subject to FINRA Rule 5110(f)(2)(D), we have agreed to reimburse the Placement Agent for its expenses incurred in connection with this offering in an amount not to exceed 1.0% of the aggregate purchase price of the shares of our common stock sold in this offering.

The following table shows the per share and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the shares of our common stock offered pursuant to this prospectus supplement and the accompanying base prospectus assuming the purchase of all of the shares offered hereby:

Per Share	$0.035
Total	$178,500

Because there is no minimum offering amount required as a condition to the closing in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

Our obligations to issue and sell shares of our common stock to investors is subject to the conditions set forth in the securities purchase agreement, which may be waived by us at our discretion.  A purchaser’s obligation to purchase shares of our common stock is subject to the conditions set forth in the securities purchase agreement as well, which may also be waived.

In no event will the total amount of compensation paid to the placement agent or any other member of FINRA or independent broker-dealer upon completion of this offering exceed 8% of the gross proceeds of the offering.  We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fees and expenses, will be approximately $90,000, which includes our legal, accounting and printing costs and various other fees.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the units sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  As an underwriter, the Placement Agent would be required to comply with the Securities Act and the Securities Exchange Act of 1934, as amended, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act.  These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the Placement agent acting as principal.  Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●
may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it have completed their participation in the distribution.

For the complete terms of the securities purchase agreement and the placement agent agreement, you should refer to the form securities purchase agreement and form placement agent agreement which are filed as exhibits to a Current Report on Form 8-K filed with the SEC in connection with this offering and is incorporated by reference into the registration statement of which this prospectus supplement is part.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $2.3 million. We intend to use the net proceeds from the sale of the shares of our common stock offered hereby: (i) to fund our obligations under the Agreements described under “Recent Developments”; and (ii) for general corporate purposes.

We have not yet determined the amount of net proceeds to be used specifically for any particular purpose or the timing of these expenditures.  Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

DILUTION

Our net tangible book value as of June 30, 2013 was approximately $3.6 million, or $0.14 per share of common stock. “Net tangible book value” represents total tangible assets less total liabilities.  “Net tangible book value per share” represents net tangible book value divided by the total number of shares of common stock outstanding.

After giving effect to the sale of 5,100,000 shares of our common stock in this offering at an offering price of $0.50 per share (attributing no value to the warrants being offered in the concurrent private placement), and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of June 30, 2013 would have been approximately $5.8 million, or $0.19 per share of common stock.  This represents an immediate increase in net tangible book value of $0.05 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.31 per share to investors participating in this offering.  The following table illustrates this dilution per share to investors participating in this offering:

Offering price per share		$0.50
Net tangible book value per share as of June 30, 2013	$0.14
Increase in net tangible book value per share attributable to new investors	$0.05
Pro forma net tangible book value per share after giving effect to the offering	$0.19
Dilution per share to new investors in this offering		$0.31

The above discussion and table are based on 25,000,961 shares of common stock outstanding as of June 30, 2013, which does not include the following, all as of June 30, 2013:

●	725,936 shares of common stock issuable upon the conversion of outstanding shares of Series A, Series B-2 and Series B-4 preferred stock;

●	14,680,806 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $1.88 per share;

●	3,495,835 shares of common stock issuable upon the exercise of outstanding options with a weighted average exercise price of $1.21 per share;

●	2,556,992 shares of common stock reserved for future grants and awards under our equity incentive plans;

●
up to 891,648 shares of common stock that may be issued to former Oncogenerix, Inc. stockholders, based upon our Company’s achievement of certain revenue or market capitalization milestones during the 60 months following the merger with Oncogenerix, which occurred on January 17, 2012; and

●
5,100,000 shares of common stock issuable upon the exercise of certain warrants to be issued in connection with the concurrent private placement described below under “Private Placement Transaction and Warrants.”

To the extent any of the preferred shares are converted, or any of the options or warrants are exercised, there will be further dilution to new investors.  Our Series B-2 and Series B-4 preferred stock are subject to full-ratchet antidilution protection in the event we sell any common stock at a price lower than the then-conversion price of the Series B-2 and Series B-4 (which, as of June 30, 2013, was $0.76).  The conversion formula provides that the stated value of a share of the Series B-2 or Series B-4 preferred stock ($1,000) is divided by the conversion price.  As of June 30, 2013, there were (i) 50 shares of Series B-2 preferred stock outstanding, convertible into an aggregate of 65,789 shares of common stock, and (ii) 250 shares of Series B-4 preferred stock outstanding, convertible into an aggregate of 328,947 shares of common stock.  The full-ratchet antidilution protection applicable to our Series B-2 and Series B-4 preferred stock is further described below under the captions “Description of Capital Stock – Series B-2 Preferred Stock – Conversion” and “Description of Capital Stock – Series B-4 Preferred Stock – Conversion.”

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our certificate of incorporation and bylaws. The summary does not purpose to be complete and is qualified in its entirety by reference to our certificate of incorporation and bylaws, and to the provisions of the General Corporation Law of the State of Delaware, as amended, or the Delaware General Corporation Law.

Common Stock

General

We currently have authority to issue (i) 75,000,000 shares of our common stock, par value $0.01 per share, and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share, of which 24,300 shares are currently designated and 975,700 shares are currently undesignated.  As of October 15, 2013, we had 25,567,728 shares of common stock issued and outstanding and 578 shares of Series A preferred stock, 50 shares of Series B-2 preferred stock and 250 shares of Series B-4 preferred stock issued and outstanding.  There are no longer any shares of Series B-1 or Series B-3 preferred stock outstanding, these classes having been fully converted.

Voting Rights

Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of shareholders. There is no cumulative voting.

Dividend and Liquidation Rights

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts as our board of directors may from time to time determine. The shares of our common stock are neither redeemable nor convertible. Holders of our common stock have no preemptive or subscription rights to purchase any of our securities. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

We have never paid any cash dividends on our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Trust & Transfer Company.

Equity Compensation Plans

We have two share-based compensation plans, the 2008 Employee, Director, and Consultant Stock Plan (the “2008 Plan”) and the 2003 Amended and Restated Employee, Director, and Consultant Stock Plan (the “2003 Plan”), together referred to herein as the “Stock Plans.” As of October 15, 2013, options to purchase 3,455,555 shares of our common stock were issued and outstanding under the Stock Plans with a weighted-average price of $1.08 and 2,589,084 shares of our common stock were reserved for future issuance under the 2008 Plan.  Following adoption of the 2008 Plan, no further awards are granted under the 2003 Plan.

Warrants

As of October 15, 2013, we had issued and outstanding a total of 14,680,806 warrants to purchase our common stock outstanding at a weighted-average exercise price of $1.88.

Blank Check Preferred Stock

Our certificate of incorporation authorizes 1,000,000 shares of preferred stock. Our board of directors is authorized, without further stockholder action, to establish various series of preferred stock from time to time and to determine the rights, preferences and privileges of any unissued series including, among other matters, any dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, the number of shares constituting any such series, and the description thereof and to issue any such shares. Although there is no current intent to do so, our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting, conversion and other rights which could adversely affect the holders of our common stock or preferred stock, except as prohibited by any applicable preferred stock certificate of designation of preferences, rights and limitations.

Series A Preferred Stock

Our certificate of incorporation authorizes 1,000,000 shares of preferred stock. Our board of directors is authorized, without further stockholder action, to establish various series of preferred stock from time to time and to determine the rights, preferences and privileges of any unissued series including, among other matters, any dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, the number of shares constituting any such series, and the description thereof and to issue any such shares. Our Board has designated 4,800 shares of preferred stock as Series A Convertible Preferred Stock (“Series A preferred stock”), par value $0.01 per share. As of October 15, 2013, there were 578 shares of Series A preferred stock outstanding. Although there is no current intent to do so, our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the common stock or the convertible preferred stock, except as prohibited by the certificates of designation of preferences, rights and limitations of the Series A, Series B-2 and Series B-4 preferred stock.

Liquidation Preference

The Series A preferred stock ranks, with respect to rights upon liquidation, winding-up or dissolution, (1) senior to common stock, (2) senior to any series of preferred stock ranked junior to the Series A preferred stock, and (3) junior to all existing and future indebtedness of the Company.

Voting Rights

Except as required by law, holders of the Series A preferred stock do not have rights to vote on any matters, questions or proceedings, including the election of directors. However, as long as any shares of Series A preferred stock are outstanding, we will not, without the affirmative vote of the holders of 50.1% or more of the then outstanding shares of the Series A preferred stock, (1) alter or change adversely the powers, preferences or rights given to the Series A preferred stock or alter or amend the certificate of designation, (2) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon liquidation senior to, or otherwise pari passu with, the Series A preferred stock, (3) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A preferred stock, (4) increase the number of authorized shares of Series A preferred stock, or (5) enter into any agreement with respect to any of the foregoing.

Delaware Law

Notwithstanding certain protections in the certificate of designation for holders of Series A preferred stock, Delaware law also provides holders of preferred stock with certain rights. The holders of the outstanding shares of Series A preferred stock will be entitled to vote as a class upon a proposed amendment to the certificate of incorporation if the amendment would:

●	increase or decrease the aggregate number of authorized shares of Series A preferred stock;

●	increase or decrease the par value of the shares of Series A preferred stock; or

●	alter or change the powers, preferences, or special rights of the shares of Series A preferred stock so as to affect them adversely.

Redemption

We have the right to redeem the Series A preferred stock for a cash payment equal to 120% of the stated value of the Series A preferred stock. Holders of Series A preferred stock will receive 20 trading days prior notice of any redemption and will have the ability to convert the Series A preferred stock into common stock during this notice period.

Conversion

Subject to certain ownership limitations as described below, the Series A preferred stock is convertible at any time at the option of the holder into shares of our common stock at a conversion ratio determined by dividing the stated value of the Series A preferred stock (or $1,000) by a conversion price of $2.50 per share. The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. Subject to limited exceptions, a holder of shares of Series A preferred stock will not have the right to convert any portion of its Series A preferred stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion.  As of October 15, 2013, the 578 outstanding shares of Series A preferred stock were convertible into a total of 231,200 shares of common stock.

Dividends

The Series A preferred stock is entitled to receive dividends (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock. No other dividends will be paid on shares of Series A preferred stock.

Liquidation

Upon any liquidation, dissolution or winding up of the Company after payment or provision for payment of debts and other liabilities of the Company, before any distribution or payment is made to the holders of any junior securities, the holders of Series A preferred stock shall first be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount equal to $1,000 per share, after which any remaining assets of the Company shall be distributed among the holders of the other class or series of stock in accordance with the Company’s Certificate of Incorporation.

Series B-2 Preferred Stock

Our certificate of incorporation authorizes 1,000,000 shares of preferred stock. Our board of directors is authorized, without further stockholder action, to establish various series of preferred stock from time to time and to determine the rights, preferences and privileges of any unissued series including, among other matters, any dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, the number of shares constituting any such series, and the description thereof and to issue any such shares. Our Board has designated 15,000 shares of preferred stock as Series B-2 Convertible Preferred Stock (“Series B-2 preferred stock”), par value $0.01 per share. As of October 15, 2013, there were 50 shares of Series B-2 preferred stock outstanding. Although there is no current intent to do so, our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the common stock or the convertible preferred stock, except as prohibited by the certificates of designation of preferences, rights and limitations of the Series A, Series B-2 and Series B-4 preferred stock.

Liquidation Preference

The Series B-2 preferred stock ranks, with respect to rights upon liquidation, winding-up or dissolution, (1) senior to common stock, (2) senior to any series of preferred stock ranked junior to the Series B-2 preferred stock, (3) junior to Series A preferred stock, and (4) junior to all existing and future indebtedness of the Company.

Voting Rights

Except as required by law, holders of the Series B-2 preferred stock do not have rights to vote on any matters, questions or proceedings, including the election of directors. However, as long as any shares of Series B-2 preferred stock are outstanding, we will not, without the affirmative vote of the holders of 50.1% or more of the then outstanding shares of the Series B-2 preferred stock, (1) alter or change adversely the powers, preferences or rights given to the Series B-2 preferred stock or alter or amend the certificate of designation, (2) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon liquidation senior to, or otherwise pari passu with, the Series B-2 preferred stock, (3) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B-2 preferred stock, (4) increase the number of authorized shares of Series B-2 preferred stock, or (5) enter into any agreement with respect to any of the foregoing.

Delaware Law

Notwithstanding certain protections in the certificate of designation for holders of Series B-2 preferred stock, Delaware law also provides holders of preferred stock with certain rights. The holders of the outstanding shares of Series B-2 preferred stock will be entitled to vote as a class upon a proposed amendment to the certificate of incorporation if the amendment would:

●	increase or decrease the aggregate number of authorized shares of Series B-2 preferred stock;

●	increase or decrease the par value of the shares of Series B-2 preferred stock; or

●	alter or change the powers, preferences, or special rights of the shares of Series B-2 preferred stock so as to affect them adversely.

Redemption

We have the right to redeem the Series B-2 preferred stock for a cash payment equal to 120% of the stated value of the Series B-2 preferred stock. Holders of Series B preferred stock will receive 20 trading days prior notice of any redemption and will have the ability to convert the Series B-2 preferred stock into common stock during this notice period.

Conversion

Subject to certain ownership limitations as described below, the Series B-2 preferred stock is convertible at any time at the option of the holder into shares of our common stock at a conversion ratio determined by dividing the stated value of the Series B-2 preferred stock (or $1,000) by the conversion price of the Series B-2 preferred stock, which as of October 15, 2013 had been adjusted to $0.49 per share. The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. In addition, until such time that during any 30 consecutive trading days, the volume weighted average price of our common stock exceeds $2.25 and the average daily dollar trading volume during such period exceeds 270,000 shares per trading day, if we sell or grant any option to purchase or sell any common stock or common stock equivalents entitling any person to acquire shares of common stock at an effective price per share that is lower than the then conversion price (the “Base Conversion Price”) (including in connection with any such sales of common stock pursuant to this prospectus supplement), then the conversion price shall be further reduced to equal the Base Conversion Price. Subject to limited exceptions, a holder of shares of Series B-2 preferred stock will not have the right to convert any portion of its Series B-2 preferred stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion.  As of October 15, 2013, the 50 outstanding shares of Series B-2 preferred stock were convertible into a total of 102,041 shares of common stock.

Dividends

The Series B-2 preferred stock is entitled to receive dividends (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock. No other dividends will be paid on shares of Series B-2 preferred stock.

Liquidation

Upon any liquidation, dissolution or winding up of the Company after payment or provision for payment of debts and other liabilities of the Company and after payment to the holders of Series A preferred stock and the holders of Series B preferred stock, but before any distribution or payment is made to the holders of any junior securities, the holders of Series B-2 preferred stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount equal to $1,000 per share, after which any remaining assets of the Company shall be distributed among the holders of the other class or series of stock in accordance with the Company’s Certificate of Incorporation.

Series B-4 Preferred Stock

Our certificate of incorporation authorizes 1,000,000 shares of preferred stock. Our board of directors is authorized, without further stockholder action, to establish various series of preferred stock from time to time and to determine the rights, preferences and privileges of any unissued series including, among other matters, any dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, the number of shares constituting any such series, and the description thereof and to issue any such shares. Our Board has designated 250 shares of preferred stock as Series B-4 Convertible Preferred Stock (“Series B-4 preferred stock”), par value $0.01 per share. As of October 15, 2013, there were 250 shares of Series B-4 preferred stock outstanding. Although there is no current intent to do so, our board of directors may, without stockholder approval, issue shares of an additional class or series of preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of the common stock or the convertible preferred stock, except as prohibited by the certificates of designation of preferences, rights and limitations of Series A, Series B-2 and Series B-4 preferred stock.

Liquidation Preference

The Series B-4 preferred stock ranks, with respect to rights upon liquidation, winding-up or dissolution, (1) senior to common stock, (2) senior to any series of preferred stock ranked junior to the Series B-4 preferred stock, (3) junior to Series A preferred stock, (4) junior to Series B-2 preferred stock and (5) junior to all existing and future indebtedness of the Company.

Voting Rights

Except as required by law, holders of the Series B-4 preferred stock do not have rights to vote on any matters, questions or proceedings, including the election of directors. However, as long as any shares of Series B-4 preferred stock are outstanding, we will not, without the affirmative vote of the holders of 50.1% or more of the then outstanding shares of the Series B-4 preferred stock, (1) alter or change adversely the powers, preferences or rights given to the Series B-4 preferred stock or alter or amend the certificate of designation, (2) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon liquidation senior to, or otherwise pari passu with, the Series B-4 preferred stock, (3) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B-4 preferred stock, (4) increase the number of authorized shares of Series B-4 preferred stock, or (5) enter into any agreement with respect to any of the foregoing.

Delaware Law

Notwithstanding certain protections in the certificate of designation for holders of Series B-4 preferred stock, Delaware law also provides holders of preferred stock with certain rights. The holders of the outstanding shares of Series B-4 preferred stock will be entitled to vote as a class upon a proposed amendment to the certificate of incorporation if the amendment would:

●	increase or decrease the aggregate number of authorized shares of Series B-4 preferred stock;

●	increase or decrease the par value of the shares of Series B-4 preferred stock; or

●	alter or change the powers, preferences, or special rights of the shares of Series B-4 preferred stock so as to affect them adversely.

Redemption

We have the right to redeem the Series B-4 preferred stock for a cash payment equal to 120% of the stated value of the Series B-4 preferred stock, plus any accrued but unpaid dividends. Holders of Series B-4 preferred stock will receive 20 trading days prior notice of any redemption and will have the ability to convert the Series B-4 preferred stock into common stock during this notice period.

Conversion

Subject to certain ownership limitations as described below, the Series B-4 preferred stock is convertible at any time at the option of the holder into shares of our common stock at a conversion ratio determined by dividing the stated value of the Series B-4 preferred stock (or $1,000) by the conversion price of $0.49 per share. The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. In addition, until such time that during any 30 consecutive trading days, the volume weighted average price of our common stock exceeds 250% of the then effective conversion price for each of any 25 trading days during such 30 consecutive trading days and the average daily dollar trading volume during such period exceeds $250,000 per trading day, if we sell or grant any option to purchase or sell any common stock or common stock equivalents entitling any person to acquire shares of common stock at an effective price per share that is lower than the then conversion price (the “Base Conversion Price”) (including in connection with any such sales of common stock pursuant to this prospectus supplement), then the conversion price shall be reduced to equal the Base Conversion Price. Subject to limited exceptions, a holder of shares of Series B-4 preferred stock will not have the right to convert any portion of its Series B-4 preferred stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion.  As of October 15, 2013, the 250 outstanding shares of Series B-4 preferred stock were convertible into a total of 510,204 shares of common stock.

Dividends

The Series B-4 preferred stock is entitled to receive dividends (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock after payment of any dividends required to be paid on the Series A preferred stock and Series B-2 preferred stock. No other dividends will be paid on shares of Series B-4 preferred stock.

Liquidation

Upon any liquidation, dissolution or winding up of the Company after payment or provision for payment of debts and other liabilities of the Company and after payment to the holders of Series A preferred stock and the holders of Series B-2 preferred stock, but before any distribution or payment is made to the holders of any junior securities, the holders of Series B-4 preferred stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount equal to $1000 per share, after which any remaining assets of the Company shall be distributed among the holders of the other class or series of stock in accordance with the Company’s Certificate of Incorporation.

Warrants

As of October 15, 2013, we had issued and outstanding a total of 14,680,806 warrants to purchase our common stock outstanding at a weighted-average exercise price of $1.88.  As described below under “Private Placement Transaction and Warrants,” we are selling to purchasers of shares of our common stock in this offering one warrant to purchase one share of our common stock for each share purchased in this offering.  The warrants will be exercisable commencing six months after the date of issuance at an exercise price of $0.56 per share and will expire on the fifth anniversary of the date of exercisability.  The warrants and the shares of our common stock issuable upon the exercise of the warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(c) promulgated thereunder.

PRIVATE PLACEMENT TRANSACTION AND WARRANTS

In a concurrent private placement (the “Private Placement Transaction”), we are selling to purchasers of shares of our common stock in this offering one warrant (collectively, the “Warrants”) to purchase one share of our common stock for each share purchased in this offering.

Each Warrant will be exercisable at any time on or after the six month anniversary of the date of its issuance (the “Initial Exercise Date”) at an exercise price of $0.56 per share, subject to adjustment.  The Warrants will be exercisable for five years from the Initial Exercise Date, but not thereafter.  Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise (the "Benificial Ownership Limitation"); provided, however, that upon 61 days' prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The exercise price and number of the shares of our common stock issuable upon the exercise of the Warrants issuable upon exercise of the Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction, as described in the Warrants.

The Warrants will be exercisable on a “cashless” basis in certain circumstances. In addition, in the event of a fundamental transaction that is (i) an all cash or substantially all cash transaction, (ii) a “Rule 13e 3 transaction” as defined in Rule 13e 3 under the Securities Exchange Act of 1934, as amended, or (iii) with certain limited exceptions, a fundamental transaction involving a person or entity not traded on The New York Stock Exchange, Inc., The NYSE MKT, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, the OTC QX, the OTC QB or the Over-the-Counter Bulletin Board, then the Company or any successor entity will pay at the holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the fundamental transaction, an amount of cash equal to the value of the Warrant as determined in accordance with the Black Scholes option pricing model.

The Warrants and the shares of our common stock issuable upon the exercise of the Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(c) promulgated thereunder.  Accordingly, purchasers may exercise the Warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

We will be required to file a registration statement on Form S-3 within 45 calendar days of the issuance of the Warrants to provide for the resale of the shares of common stock issuable upon the exercise of the Warrants and will be obligated to use our best efforts to keep such registration statement effective during the term of the Warrants, and our commercially reasonable efforts to keep such registration statement effective until the earlier of (i) the date on which the shares of common stock issuable upon the exercise of the Warrants may be sold without registration or (ii) the date on which all of the shares of common stock issuable upon the exercise of the Warrants have been sold under the registration statement or pursuant to Rule 144 under the Securities Act of 1933, as amended, or any other rule of similar effect.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon by Lowenstein Sandler LLP, Roseland, New Jersey.  Ladenburg is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

Horne LLP, independent registered public accounting firm, has audited our consolidated financial statements as of and for the year ended December 31, 2012, incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2012. These financial statements are incorporated by reference in reliance on Horne LLP’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements as of and for the year ended December 31, 2011 included in our Annual Report on Form 10-K for the year ended December 31, 2012, as set forth in their report, which is incorporated by reference in this prospectus supplement. Our consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC's public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC's web site at http://www.sec.gov.

This prospectus supplement and the accompany prospectus are only part of a registration statement on Form S-3 (File No. 333-173098) that we have filed with the SEC under the Securities Act, and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus.  To the extent that any statement that we make in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus or the information incorporated by reference, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made in this prospectus supplement, while information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference into this prospectus supplement the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering of the shares covered by this prospectus supplement and accompanying prospectus (other than information deemed furnished pursuant to Items 2.02 and 7.01 of Form 8-K).  The documents we are incorporating by reference are:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 28, 2013;

●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013 and June 30, 2013, filed with the SEC on May 15, 2013 and August 14, 2013 respectively;

●
Our Current Reports on Form 8-K filed with the SEC on March 5, 2013, April 1, 2013, May 14, 2013, May 14, 2013, June 18, 2013, August 14, 2013, August 19, 2013 and October 22, 2013 (in each case, excluding any information deemed furnished under Items 2.02 or 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein);

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 10, 2013; and

●
The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on April 4, 1994 (including any further amendment or reports filed with the SEC for the purpose of updating such description).

You may request a copy of these filings, at no cost, by writing or calling us per the information below:

DARA BioSciences, Inc.
8601 Six Forks Road, Suite 160
Raleigh, NC 27615
(919) 872-5578

Copies of the documents incorporated by reference may also be found on our website at www.darabio.com.  Except with respect to the documents expressly incorporated by reference above which are accessible at our website, the information contained on our website is not a part of, and should not be construed as being incorporated by reference into, this prospectus supplement.

$30,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants

This prospectus relates to common stock, preferred stock, debt securities and warrants that we may sell from time to time in one or more offerings up to a total public offering price of $30,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

Our common stock trades on the NASDAQ Capital Market under the symbol “DARA.” As of April 13, 2011, the aggregate market value of our outstanding common stock held by non-affiliates was $17,262,531 based on 5,082,004 shares of outstanding common stock, of which 4,904,128 shares were held by non-affiliates, and a per share price of $3.52 which was the closing sale price of our common stock as quoted on the NASDAQ Capital Market on February 23, 2011. We have sold securities with an aggregate market value of $2,456,796 pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 19, 2011.

i

ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You can inspect and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D. C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding issuers, such as DARA BioSciences, Inc. (www.sec.gov). Our web site is located at www.darabiosciences.com. The information contained on our web site is not part of this prospectus.

This prospectus “incorporates by reference” certain information that we have filed with the SEC under the Securities Exchange Act of 1934. This means we are disclosing important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is terminated:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2010 as filed on March 25, 2011;

●	Current Report on Form 8-K filed on February 3, 2011; and

●
The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12 of the Exchange Act on April 4, 1994, including any further amendment or report filed hereafter for the purpose of updating such description.

You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus or after the date of the registration statement of which this prospectus forms a part and prior to the termination of the offering will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at Attention: Secretary, 8601 Six Forks Road, Suite 160, Raleigh, NC 27615 or you may call us at 919.872.5578.

FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “estimate,” “goal,” “anticipate,” “project” or other comparable terms. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties included in this prospectus under the caption “Risk Factors,” and those risks and uncertainties described in the documents incorporated by reference into this prospectus. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein or in the accompanying prospectus (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

PROSPECTUS SUMMARY

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may from time to time, sell any combination of securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special consideration that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described above under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors”, which highlights certain risks associated with an investment in our securities, to determine whether an investment in our securities is appropriate for you.

Our executive offices are located at 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615, and our telephone number is 919.872.5578.

References in this prospectus to “DARA”, the “Company”, “we”, “us” and “our” are to DARA BioSciences, Inc. and its subsidiaries.

THE COMPANY

DARA BioSciences, Inc. (“DARA”) is a North Carolina-based biopharmaceutical development company that acquires promising therapeutic molecules and medical technologies from third parties and advances their clinical development for later sale or license to pharmaceutical and biotechnology companies or other entities that have the potential to complete development, gain approval and commercialize the product. We focus our therapeutic development efforts on small molecules from late preclinical development through Phase 2 clinical trials. Presently, we have two drug candidates in development with cleared Investigational New Drug applications (“INDs”) from the U.S. Food and Drug Administration and advancing through clinical development:

●
KRN5500 is a non-narcotic/non-opioid for the treatment of neuropathic pain in patients with cancer and has successfully completed Proof-of-Concept in Humans (Phase 2a) meeting its Primary end-point(s) of reduction of pain and was statistically better than Placebo (p=0.03) while having no major safety concerns. DARA and the National Cancer Institute (NCI) have entered into a Clinical Trial Agreement to study KRN5500 for the treatment and prevention of chemotherapy induced peripheral neuropathy. We plan to initiate a clinical study in concert with the NCI in the first half 2011; and

●
DB959 is a first-in-class drug candidate for the treatment of type 2 diabetes and completed a Phase 1 study in 2010. Results demonstrated no moderate, severe or serious adverse reactions even when dosed at approximately 10X the anticipated human dose and a pharmacokinetic profile supporting a once-a-day oral dose. A second Phase 1 study is planned for Q1 2011.

Although we have a number of promising candidates in pre-clinical we are currently focusing all of our resources on our two most advanced drug development programs which are KRN5500 and DB959. We are holding our delayed development programs in inventory for potential future development and sale.

We generally in-license or otherwise acquire drug candidates that are prepared to enter late pre-clinical and/or Phase 1 studies. Presently, we have an Intellectual Property portfolio of 88 granted U.S. and foreign patents and 60 pending patents.

Our management team efficiently advances product candidates through clinical development, potentially yielding commercially and medically attractive therapeutics. Our strategy is designed to enhance and meet the pipeline needs of midsize and large pharmaceutical and biotechnology companies. The development and liquidity strategy for product candidates varies according to market conditions, stage of development, and competitive market dynamics. To best manage our risks, we utilize a stringent due diligence process anchored by knowledge of a drug or technology candidate’s attributes that will most likely yield commercial success. Our due diligence, development, and commercial expertise help us identify drug candidates to pursue. We then conduct focused research to improve the probability of clinical and commercial success

We hire experts with strong pharmaceutical project management skills in specific disciplines we believe are important to maintain within our Company. We contract with and manage strong outsource partners to complete the necessary development work. This permits us to avoid incurring the cost of buying or building laboratories, manufacturing facilities or clinical research operation sites and allows us to control our annual expenses and to optimize our resources.

After we establish proof of concept for an innovative drug candidate, we seek to license or sell the drug candidate or find a strategic collaborative partner who would further the development of the compound in later stage trials and commercialize it after regulatory approval. Key indicators to evaluate our success are how our drug candidates advance through the drug development process, and ultimately, if we are successful in negotiating collaborations, licenses, or sales agreements for our drug candidates. The success of our business is highly dependent on the marketplace value of our drug candidates, the related patents we obtain and our ability to find strong commercial partners to successfully commercialize the drug candidates. In order to successfully achieve these goals, having sufficient liquidity is important since we do not have a recurring sales or revenue stream to provide such working capital.

USE OF PROCEEDS

We currently intend to use the estimated net proceeds from the sale of these securities for general corporate and working capital purposes, including to fund strategic initiatives that we may undertake from time to time and for product development. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Our plans to use the estimated net proceeds from the sale of these securities may change, and if they do, we will update this information in a prospectus supplement.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement.

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

We may sell the securities being offered pursuant to this prospectus directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of those securities, including the names of the underwriters, dealers or agents, if any, the purchase price, the net proceeds to us, any underwriting discounts and other items constituting underwriters’ compensation, the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such securities may be listed.

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of DARA, to be issued in one or more series, which may include senior debt securities, subordinated debt securities and senior subordinated debt securities. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue will be issued under an indenture between us and a trustee qualified to act as such under the Trust Indenture Act of 1939. We have filed the form of the indenture as an exhibit to the registration statement of which this prospectus is a part. When we refer to the “indenture” in this prospectus, we are referring to the indenture under which your debt securities are issued as supplemented by any supplemental indenture applicable to your debt securities. We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities, and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.

THE FOLLOWING DESCRIPTION IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE INDENTURE. IT DOES NOT RESTATE THE INDENTURE IN ITS ENTIRETY. THE INDENTURE IS GOVERNED BY THE TRUST INDENTURE ACT OF 1939. THE TERMS OF THE DEBT SECURITIES INCLUDE THOSE STATED IN THE INDENTURE AND THOSE MADE PART OF THE INDENTURE BY REFERENCE TO THE TRUST INDENTURE ACT. WE URGE YOU TO READ THE INDENTURE BECAUSE IT, AND NOT THIS DESCRIPTION, DEFINES YOUR RIGHTS AS A HOLDER OF THE DEBT SECURITIES.

Information You Will Find In The Prospectus Supplement

The indenture provides that we may issue debt securities from time to time in one or more series and that we may denominate the debt securities and make them payable in foreign currencies. The indenture does not limit the aggregate principal amount of debt securities that can be issued thereunder. The prospectus supplement for a series of debt securities will provide information relating to the terms of the series of debt securities being offered, which may include:

●	the title and denominations of the debt securities of the series;

●	any limit on the aggregate principal amount of the debt securities of the series;

●	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

●	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;

●	the dates from which such interest shall accrue or the method by which such dates shall be determined and the duration of the extensions and the basis upon which interest shall be calculated;

●
the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payments periods;

●	the place or places where the principal and interest on the series of debt securities will be payable;

●	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

●
our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

●
the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for other securities, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

●
if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;

●
if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

●	any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;

●
the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the indenture;

●
the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy or the method by which such portion or amount shall be determined;

●	whether the debt securities of the series will be secured or guaranteed and, if so, on what terms;

●	any addition to or change in the events of default with respect to the debt securities of the series;

●	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

●	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

●	the subordination, ranking or priority, if any, of the debt securities of the series and terms of the subordination;

●	any other terms of the debt securities of the series which are not prohibited by the indenture; and

●
whether securities of the series shall be issuable as registered securities or bearer securities (with or without interest coupons), and any restrictions applicable to the offering, sale or delivery of such bearer securities and the terms upon which such bearer securities of a series may be exchanged for registered securities, and vice versa.

Holders of debt securities may present debt securities for exchange in the manner, at the places, and subject to the restrictions set forth in the debt securities, the indenture, and the prospectus supplement. We will provide these services without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the indenture, any board resolution establishing such debt securities and any applicable indenture supplement. Debt securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

Senior Debt

We may issue senior debt securities under the indenture and any coupons that will constitute part of our senior debt. Unless otherwise set forth in the applicable indenture supplement and described in a prospectus supplement, the senior debt securities will be senior unsecured obligations, ranking equally with all of our existing and future senior unsecured debt. The senior debt securities will be senior to all of our subordinated debt and junior to any secured debt we may incur as to the assets securing such debt.

Subordinated Debt

We may issue subordinated debt securities under the indenture and any coupons that will constitute part of such subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture and any applicable indenture supplement, to all of our senior indebtedness.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Senior Subordinated Debt

We may issue senior subordinated debt securities under the indenture and any coupons that will constitute part of our senior subordinated debt. These senior subordinated debt securities will be, to the extent and in the manner set forth in the applicable indenture supplement, subordinate and junior in right of payment to all of our “senior indebtedness” and senior to our other subordinated debt. See the discussions above under “—Senior Debt” and “—Subordinated Debt” for a more detailed explanation of our senior and subordinated indebtedness.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to:

●	any discounted debt securities; and

●	any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

Registered Global Securities

We may issue registered debt securities of a series in the form of one or more fully registered global securities. We will deposit the registered global security with a depository or with a nominee for a depository identified in the prospectus supplement relating to such series. The global security or global securities will represent and will be in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the registered global security or securities. Unless it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred, except as a whole in three cases:

●	by the depository for the registered global security to a nominee of the depository;

●	by a nominee of the depository to the depository or another nominee of the depository; and

●	by the depository or any nominee to a successor of the depository or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depository arrangement concerning any portion of that series of debt securities to be represented by a registered global security. We anticipate that the following provisions will generally apply to all depository arrangements.

Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the registered global security to the accounts of persons that have accounts with the depository. These persons are referred to as “participants.” Any underwriters, agents or debtors participating in the distribution of debt securities represented by the registered global security will designate the accounts to be credited. Only participants or persons that hold interests through participants will be able to beneficially own interests in a registered global security. The depository for a global security will maintain records of beneficial ownership interests in a registered global security for participants. Participants or persons that hold through participants will maintain records of beneficial ownership interests in a global security for persons other than participants. These records will be the only means to transfer beneficial ownership in a registered global security.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, the depository or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

●	may not have the debt securities represented by a registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of debt securities represented by a registered global security in definitive form; and

●	will not be considered the owners or holders of debt securities represented by a registered global security under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for the registered global security and, if the person is not a participant, on the procedures of the participant through which the person owns its interests, to exercise any rights of a holder under the indenture applicable to the registered global security.

We understand that, under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Payment of Interest on and Principal of Registered Global Securities

We will make principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depository or its nominee to the depository or its nominee as the registered owner of the registered global security. None of DARA, the trustee, or any paying agent for debt securities represented by a registered global security will have any responsibility or liability for:

●	any aspect of the records relating to, or payments made on account of, beneficial ownership interests in such registered global security;

●	maintaining, supervising, or reviewing any records relating to beneficial ownership interests;

●	the payments to beneficial owners of the global security of amounts paid to the depository or its nominee; or

●	any other matter relating to the actions and practices of the depository, its nominee or any of its participants.

We expect that the depository, upon receipt of any payment of principal, premium or interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of a registered global security as shown on the depository’s records. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices. This is currently the case with the securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of participants.

Exchange of Registered Global Securities

We may issue debt securities in definitive form in exchange for the registered global security if both of the following occur:

●
the depository for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act; and

●	we do not appoint a successor depository within 90 days.

In addition, we may, at any time, determine not to have any of the debt securities of a series represented by one or more registered global securities. In this event, we will issue debt securities of that series in definitive form in exchange for all of the registered global security or securities representing those debt securities.

Covenants by DARA

The indenture includes covenants by us, including among other things that we will make all payments of principal and interest at the times and places required. The supplemental indenture establishing each series of debt securities may contain additional covenants, including covenants which could restrict our right to incur additional indebtedness or liens and to take certain actions with respect to our businesses and assets.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following will be events of default under the indenture with respect to each series of debt securities issued under the indenture:

●	failure to pay when due any interest on any debt security of that series, continued for 30 days;

●	failure to pay when due the principal of, or premium, if any, on, any debt security of that series;

●	default in the payment of any sinking fund installment with respect to any debt security of that series when due and payable;

●
failure to perform any other covenant or agreement of ours under the indenture or the supplemental indenture with respect to that series or the debt securities of that series, continued for 90 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series to which the covenant or agreement relates;

●	certain events of bankruptcy, insolvency or similar proceedings affecting us; and

●	any other event of default specified in any supplemental indenture under which such series of debt securities is issued.

Except as to certain events of bankruptcy, insolvency or similar proceedings affecting us and except as provided in the applicable prospectus supplement, if any event of default shall occur and be continuing with respect to any series of debt securities under the indenture, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of such series may accelerate the maturity of all debt securities of such series. Upon certain events of bankruptcy, insolvency or similar proceedings affecting us, the principal, premium, if any, and interest on all debt securities of each series shall be immediately due and payable.

After any such acceleration, but before a judgment or decree based on acceleration has been obtained by the trustee, the holders of a majority in aggregate principal amount of each affected series of debt securities may waive all defaults with respect to such series and rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured, waived or otherwise remedied.

No holder of any debt securities will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless such holder shall have previously given to the trustee written notice of a continuing event of default and the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the relevant series shall have made written request and offered indemnity satisfactory to the trustee to institute such proceeding as trustee, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and premium, if any, or interest on such debt security on or after the respective due dates expressed in such debt security.

Supplemental Indentures

We and the trustee may, at any time and from time to time, without prior notice to or consent of any holders of debt securities, enter into one or more indentures supplemental to the indenture, among other things:

●	to add guarantees to or secure any series of debt securities;

●
to provide for the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of our covenants, agreements, and obligations, or to otherwise comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

●
to surrender any right or power conferred upon us under the indenture or to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities;

●
to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

●	to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act;

●
to add to or change any of the provisions of the indenture to supplement any of the provisions of the indenture in order to permit the defeasance and discharge of any series of debt securities pursuant to the indenture, so long as any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

●
to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination shall not apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision;

●	to evidence and provide for the acceptance of appointment by a successor or separate trustee; and

●	to establish the form or terms of debt securities of any series and to make any change that does not adversely affect the interests of the holders of debt securities.

With the consent of the holders of at least a majority in principal amount of debt securities of each series affected by such supplemental indenture (each series voting as one class), we and the trustee may enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the holders of debt securities of each such series.

Notwithstanding our rights and the rights of the trustee to enter into one or more supplemental indentures with the consent of the holders of debt securities of the affected series as described above, no such supplemental indenture shall, without the consent of the holder of each outstanding debt security of the affected series, among other things:

●	change the final maturity of the principal of, or any installment of interest on, any debt securities;

●	reduce the principal amount of any debt securities or the rate of interest on any debt securities;

●	change the currency in which any debt securities are payable;

●	impair the right of the holders to conduct a proceeding for any remedy available to the trustee;

●	reduce the percentage in principal amount of any series of debt securities whose holders must consent to an amendment or supplemental indenture;

●	modify the ranking or priority of the securities;

●	reduce any premium payable upon the redemption of any debt securities; or

●	make any change that adversely affects the relative rights of holders of subordinated debt securities with respect to senior debt securities.

Satisfaction and Discharge of the Indenture; Defeasance

Except to the extent set forth in a supplemental indenture with respect to any series of debt securities, we, at our election, may discharge the indenture and the indenture shall generally cease to be of any further effect with respect to that series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of that series (with certain limited exceptions) or (b) all debt securities of that series not previously delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee the entire amount sufficient to pay at maturity or upon redemption all such debt securities.

In addition, we have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

We may exercise our legal defeasance option or our covenant defeasance option with respect to the debt securities of a series only if we irrevocably deposit in trust with the trustee cash or U.S. government obligations (as defined in the indenture) for the payment of principal, premium, if any, and interest with respect to such debt securities to maturity or redemption, as the case may be. In addition, to exercise either of our defeasance options, we must comply with certain other conditions, including the delivery to the trustee of an opinion of counsel to the effect that the holders of debt securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling from the Internal Revenue Service or other change in applicable Federal income tax law).

The trustee will hold in trust the cash or U.S. government obligations deposited with it as described above and will apply the deposited cash and the proceeds from deposited U.S. government obligations to the payment of principal, premium, if any, and interest with respect to the debt securities of the defeased series.

Mergers, Consolidations and Certain Sales of Assets

We may not

●	consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

●	transfer, lease or dispose of all or substantially all of our assets to any other person or entity unless:

●
the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

●
immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and

●
we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, incorporator or stockholder of DARA, as such, shall have any liability for any obligations of DARA under the debt securities or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of his, her, or its status as director, officer, incorporator or stockholder of DARA. By accepting a debt security, each holder waives and releases all such liability, but only such liability. The waiver and release are part of the consideration for issuance of the debt securities. Nevertheless, such waiver may not be effective to waive liabilities under the federal securities laws and it has been the view of the SEC that such a waiver is against public policy.

Conversion or Exchange Rights

Any debt securities offered hereby may be convertible into or exchangeable for shares of our equity or other securities. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Concerning the Trustee

The indenture provides that there may be more than one trustee with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under a supplemental indenture separate and apart from the trust administered by any other trustee under such indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by the trustee only with respect to the one or more series of debt securities for which it is the trustee under an indenture. Any trustee under the indenture or a supplemental indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to such series at an office designated by the trustee.

The indenture contains limitations on the right of the trustee, should it become a creditor of DARA, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. If the trustee acquires an interest that conflicts with any duties with respect to the debt securities, the trustee is required to either resign or eliminate such conflicting interest to the extent and in the manner provided by the indenture.

Limitations on Issuance of Bearer Debt Securities

Debt securities in bearer form are subject to special U.S. tax requirements and may not be offered, sold, or delivered within the United States or its possessions or to a U.S. person, except in certain transactions permitted by U.S. tax regulations. Investors should consult the relevant prospectus supplement, in the event that bearer debt securities are issued for special procedures and restrictions that will apply to such an offering.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

This section describes the general terms and provisions of the preferred stock we may offer. This information may not be complete in all respects and is qualified entirely by reference to our certificate of incorporation, with respect to each series of preferred stock. The specific terms of any series will be described in a prospectus supplement. Those terms may differ from the terms discussed below. Any series of preferred stock we issue will be governed by our certificate of incorporation and by the certificate of designations relating to that series. We will file the certificate of designations with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series.

Authorized Preferred Stock

Our certificate of incorporation authorizes us to issue 1,000,000 shares of undesignated preferred stock, par value $0.01 per share. We may issue preferred stock from time to time in one or more series, without shareholder approval, when authorized by our board of directors.

Upon issuance of a particular series of preferred stock, our board of directors is authorized, to specify:

●	the number of shares to be included in the series;

●	the annual dividend rate for the series, if any, and any restrictions or conditions on the payment of dividends;

●	the redemption price, if any, and the terms and conditions of redemption;

●	any sinking fund provisions for the purchase or redemption of the series;

●	if the series is convertible, the terms and conditions of conversion;

●	the amounts payable to holders upon our liquidation, dissolution or winding up; and

●	any other rights, preferences and limitations relating to the series, including voting rights.

Our board of director’s ability to authorize, without shareholder approval, the issuance of preferred stock with conversion and other rights, may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.

Specific Terms of a Series of Preferred Stock

The preferred stock we may offer will be issued in one or more series. The preferred stock will have the dividend, liquidation, redemption and voting rights discussed below, unless otherwise described in a prospectus supplement relating to a particular series. A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:

●	the designations and stated value per share;

●	the number of shares offered;

●	the amount of liquidation preference per share;

●	the public offering price at which the preferred stock will be issued;

●	the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

●	any redemption or sinking fund provisions;

●	any conversion or exchange rights; and

●	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Rank

Unless otherwise stated in the prospectus supplement, the preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in a prospectus supplement, as long as our certificate of incorporation so permits.

Dividends

Holders of each series of preferred stock shall be entitled to receive cash dividends to the extent specified in the prospectus supplement when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred stock will be stated in the prospectus supplement. Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative, as discussed in the applicable prospectus supplement.

Convertibility

Shares of a series of preferred stock may be exchangeable or convertible into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Redemption

The terms, if any, on which shares of preferred stock of a series may be redeemed will be discussed in the applicable prospectus supplement.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of DARA, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the related prospectus supplement. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series will share ratably in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting

The holders of preferred stock of each series will have no voting rights, except as required by law and as described below or in a prospectus supplement. Our board of directors may, upon issuance of a series of preferred stock, grant voting rights to the holders of that series to elect additional board members if we fail to pay dividends in a timely fashion.

Without the affirmative vote of a majority of the shares of preferred stock of any series then outstanding, we may not:

●	increase or decrease the aggregate number of authorized shares of that series;

●	increase or decrease the par value of the shares of that series; or

●	alter or change the powers, preferences or special rights of the shares of that series so as to affect them adversely.

No Other Rights

The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:

●	as discussed above or in the prospectus supplement;

●	as provided in our certificate of incorporation and in the certificate of designations; and

●	as otherwise required by law.

DESCRIPTION OF COMMON STOCK WE MAY OFFER

The following summary description of our common stock is based on the provisions of our certificate of incorporation or bylaws and the applicable provisions of the General Corporation Law of the State of Delaware. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our certificate of incorporation, bylaws and the General Corporation Law of the State of Delaware. For information on how to obtain copies of our certificate of incorporation and bylaws, see the discussion above under the heading “Where You Can Find More Information.”

We may offer our common stock issuable upon the conversion of debt securities or preferred stock and the exercise of warrants.

Authorized Capital

We currently have authority to issue 75,000,000 shares of our common stock, par value $0.01 per share.

Voting Rights

Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of shareholders. There is no cumulative voting.

Dividend and Liquidation Rights

The holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts as our board of directors may from time to time determine. The shares of our common stock are neither redeemable nor convertible. Holders of our common stock have no preemptive or subscription rights to purchase any securities of DARA. Upon the liquidation, dissolution or winding up of DARA, the holders of our common stock are entitled to receive pro rata the assets of DARA which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

We have never paid any cash dividends on our common stock.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Any issue of warrants will be governed by the terms of the applicable form of warrant and any related warrant agreement which we will file as an exhibit to our registration statement at or before the time we issue any warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Warrants for the purchase of preferred stock and common stock will be offered and exercisable for U.S. dollars only.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Prior to the exercise of any warrants to purchase debt securities, preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities, preferred stock or common stock purchasable upon exercise.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be specified in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

We and our agents and underwriters, may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in the applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in the applicable prospectus supplement.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the applicable prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Any securities other than our common stock issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in the applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of business.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our shares of common stock.

LEGAL MATTERS

The validity and legality of the securities offered hereby and certain other legal matters will be passed upon for the Company by K&L Gates LLP, Charlotte, North Carolina 28202.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

5,100,000 Shares

Common Stock

Prospectus Supplement

Ladenburg Thalmann & Co. Inc.

October 22, 2013